EXHIBIT 99(h)
                                                        COMPOSITE EXECUTION COPY





                               U.S. $350,000,000


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                      AMENDED AND RESTATED CREDIT AGREEMENT,


                         dated as of September 30, 1994,



                                     among



                         BERGEN BRUNSWIG DRUG COMPANY,
                                as the Borrower,



                          BERGEN BRUNSWIG CORPORATION,
                                 as the Parent,


                                      and


                        CERTAIN FINANCIAL INSTITUTIONS,
                                 as the Lenders,



             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                           as the Agent for the Lenders


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
                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION.....................   2

SECTION 1.1.   Defined Terms...............................................   2
SECTION 1.2.   Use of Defined Terms........................................   2
SECTION 1.3.   Interpretation..............................................   2
SECTION 1.4.   Accounting and Financial Determinations.....................   3
SECTION 1.5.   Conflict in Credit Documents................................   3
SECTION 1.6.   Legal Representation of Parties.............................   4
SECTION 1.7.   Amendment Not Novation......................................   4


                                  ARTICLE II
                  COMMITMENTS, BORROWING PROCEDURES AND NOTES..............   4

SECTION 2.1.   Commitments.................................................   4
SECTION 2.1.1. Commitment of Each Lender...................................   4
SECTION 2.1.2. Lenders Not Permitted or Required To Make Contract Loans....   4
SECTION 2.2.   Reduction of Commitments....................................   5
SECTION 2.2.1. Optional....................................................   5
SECTION 2.2.2. Mandatory...................................................   5
SECTION 2.3.   Contract Borrowing Procedure................................   5
SECTION 2.4.   Contract Continuation and Conversion Elections;
               Contract Loans Comprising Funding...........................   6
SECTION 2.5.   Swing Line..................................................   7
SECTION 2.6.   Notes.......................................................   9
SECTION 2.6.1. Contract Note...............................................   9
SECTION 2.6.2. Bid Note....................................................   9
SECTION 2.6.3. Swing Note..................................................   9
SECTION 2.6.4. Notations...................................................   9
SECTION 2.7.   Bid Procedure...............................................  10
SECTION 2.7.1. Bid Requests................................................  10
SECTION 2.7.2. Bid Offers..................................................  11
SECTION 2.7.3. Acceptance by Borrower of Bid Offers........................  12
SECTION 2.7.4. Acknowledgment of Bid Borrowings............................  13
SECTION 2.7.5. Bid Loan Funding............................................  13


                                   ARTICLE III
                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES...............  14

SECTION 3.1.   Repayments and Prepayments..................................  14
SECTION 3.1.1. Contract Loans..............................................  14
SECTION 3.1.2. Bid Loans...................................................  15
SECTION 3.2.   Interest Provisions.........................................  15
SECTION 3.2.1. Contract Rates..............................................  15

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
SECTION 3.2.2. Post-Default Contract Rates.................................  16
SECTION 3.2.3. Payment Dates...............................................  16
SECTION 3.2.4. Bid Rates...................................................  16
SECTION 3.3.   Fees........................................................  17
SECTION 3.3.1. Facility Fee................................................  17
SECTION 3.3.2. Other Fees..................................................  17


                                  ARTICLE IV
                 CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS..............  17

SECTION 4.1.   Eurodollar Rate Lending Unlawful............................  17
SECTION 4.2.   Deposits Unavailable........................................  17
SECTION 4.3.   Increased Eurodollar Rate Loan Costs, etc...................  18
SECTION 4.4.   Funding Losses..............................................  18
SECTION 4.5.   Increased Capital Costs.....................................  19
SECTION 4.6.   Taxes.......................................................  19
SECTION 4.7.   Payments, Computations, etc.................................  21
SECTION 4.8.   Sharing of Payments.........................................  21
SECTION 4.9.   Setoff......................................................  22
SECTION 4.10.  Mitigation of Certain Costs; Lender Replacement; etc........  22
SECTION 4.11.  Use of Proceeds.............................................  24


                                   ARTICLE V
                  CONDITIONS TO EFFECTIVENESS AND BORROWING................  24

SECTION 5.1.   Effectiveness and Initial Borrowing.........................  24
SECTION 5.1.1. Agreement Counterparts, etc.................................  24
SECTION 5.1.2. Resolutions, etc............................................  24
SECTION 5.1.3. Delivery of Notes...........................................  24
SECTION 5.1.4. Delivery of Guaranty........................................  24
SECTION 5.1.5. Material Adverse Change.....................................  25
SECTION 5.1.6. Opinions of Counsel.........................................  25
SECTION 5.1.7. Closing Fees, Expenses, etc.................................  25
SECTION 5.1.8. Accrued Interest, etc.......................................  25
SECTION 5.2.   All Borrowings..............................................  25
SECTION 5.2.1. Compliance with Warranties, No Default, etc.................  25
SECTION 5.3.   Borrowing Request...........................................  26
SECTION 5.4.   Satisfactory Legal Form.....................................  26

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES.....................  26

SECTION 6.1.   Organization, etc...........................................  26
SECTION 6.2.   Due Authorization, Non-Contravention, etc...................  26
SECTION 6.3.   Government Approval, Regulation, etc........................  27
SECTION 6.4.   Validity, etc...............................................  27
SECTION 6.5.   Financial Information.......................................  27
SECTION 6.6.   No Material Adverse Change..................................  28
SECTION 6.7.   Litigation, Labor Controversies, etc........................  28
SECTION 6.8.   Subsidiaries................................................  28
SECTION 6.9.   Compliance with Law.........................................  28
SECTION 6.10.  Ownership of Properties.....................................  28
SECTION 6.11.  Taxes.......................................................  29
SECTION 6.12.  Pension and Welfare Plans...................................  29
SECTION 6.13.  Environmental Warranties....................................  29
SECTION 6.14.  Regulations G, U and X......................................  31
SECTION 6.15.  Accuracy of Information.....................................  31


                                  ARTICLE VII
                                   COVENANTS...............................  32

SECTION 7.1.   Affirmative Covenants.......................................  32
SECTION 7.1.1. Financial Information, Reports, Notices, etc................  32
SECTION 7.1.2. Compliance with Laws, etc...................................  34
SECTION 7.1.3. Maintenance of Properties...................................  34
SECTION 7.1.4. Insurance...................................................  34
SECTION 7.1.5. Books and Records...........................................  35
SECTION 7.1.6. Environmental Covenant......................................  35
SECTION 7.2.   Negative Covenants..........................................  36
SECTION 7.2.1. Indebtedness................................................  36
SECTION 7.2.2. Liens.......................................................  37
SECTION 7.2.3. Financial Condition.........................................  38
SECTION 7.2.4. Consolidation, Merger, etc..................................  38
SECTION 7.2.5. Transactions with Affiliates................................  39
SECTION 7.2.6. Business Activities.........................................  39


                                 ARTICLE VIII
                              EVENTS OF DEFAULT............................  39

SECTION 8.1.   Events of Default...........................................  39
SECTION 8.1.1. Non-Payment of Obligations..................................  39
SECTION 8.1.2. Breach of Warranty..........................................  39

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations........  40
SECTION 8.1.4. Non-Performance of Other Covenants and Obligations..........  40
SECTION 8.1.5. Default on Other Indebtedness...............................  40
SECTION 8.1.6. Judgments...................................................  40
SECTION 8.1.7. Pension Plans...............................................  41
SECTION 8.1.8. Bankruptcy, Insolvency, etc.................................  41
SECTION 8.1.9. Change of Control...........................................  42
SECTION 8.1.10.Credit Document Ceases to Bind..............................  42
SECTION 8.2.   Action if Bankruptcy........................................  42
SECTION 8.3.   Action if Other Event of Default............................  42


                                   ARTICLE IX
                                   THE AGENT...............................  43

SECTION 9.1.   Actions.....................................................  43
SECTION 9.2.   Funding Reliance, etc.......................................  43
SECTION 9.3.   Exculpation.................................................  44
SECTION 9.4.   Successor...................................................  44
SECTION 9.5.   Loans by Agent..............................................  45
SECTION 9.6.   Credit Decisions............................................  45
SECTION 9.7.   Copies, etc.................................................  45


                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS........................  46

SECTION 10.1.  Waivers, Amendments, etc....................................  46
SECTION 10.2.  Notices.....................................................  47
SECTION 10.3.  Payment of Costs and Expenses...............................  47
SECTION 10.4.  Indemnification.............................................  48
SECTION 10.5.  Survival....................................................  49
SECTION 10.6.  Severability................................................  49
SECTION 10.7.  Headings....................................................  49
SECTION 10.8.  Execution in Counterparts...................................  50
SECTION 10.9.  Governing Law; Entire Agreement.............................  50
SECTION 10.10. Successors and Assigns......................................  50
SECTION 10.11. Sale and Transfer of Contract Loans and
               Commitment; Participations in Contract Loans................  50
SECTION 10.11.1.    Assignments............................................  50
SECTION 10.11.2.    Participations.........................................  52
SECTION 10.11.3.    Federal Reserve Bank Assignments.......................  53
SECTION 10.12. Confidentiality.............................................  53
SECTION 10.13. Other Transactions..........................................  54

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
SECTION 10.14. Forum Selection and Consent to Jurisdiction.................  54
SECTION 10.15. Waiver of Jury Trial........................................  55
SECTION 10.16. Governmental Regulation.....................................  55
SECTION 10.17. Bid Trust Agreement Terminated..............................  55



SCHEDULES

SCHEDULE I     -    Defined Terms
SCHEDULE II    -    Disclosure Schedule


EXHIBITS

EXHIBIT A-1    -    Contract Note
EXHIBIT A-2    -    Bid Note
EXHIBIT A-3    -    Swing Note
EXHIBIT B-1    -    Bid Borrowing Request
EXHIBIT B-2    -    Bid Offer
EXHIBIT B-3    -    Bid Acknowledgement
EXHIBIT C-1    -    Contract Borrowing Request
EXHIBIT C-2    -    Contract Continuation/Conversion Notice
EXHIBIT D      -    Guaranty
EXHIBIT E      -    Matters for Opinion of Counsel to Parent and Borrower
EXHIBIT F      -    Opinion of Counsel of Agent
EXHIBIT G      -    Assignment Agreement

                     AMENDED AND RESTATED CREDIT AGREEMENT



     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 30, 1994 (the "Amendment Effective Date"), among BERGEN BRUNSWIG DRUG COMPANY, a California corporation (the "Borrower"), BERGEN BRUNSWIG CORPORATION, a New Jersey corporation (the "Parent"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("BankAmerica"), as agent (in such capacity, the "Agent") for the Lenders,

                              W I T N E S S E T H:

      WHEREAS, the Parent is engaged directly and through its various Subsidiaries in the distribution business; and

      WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Contract Loans, in a maximum aggregate principal amount not to exceed $350,000,000, would be made to the Borrower prior to the Commitment Termination Date; and

      WHEREAS, in addition to such Commitments, the Borrower may from time to time request that one or more of the Lenders make Bid Loans to the Borrower and desires to establish a procedure therefor; and

      WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower; and

      WHEREAS, the proceeds of such Loans will be used for General Corporate Purposes of the Borrower;

      WHEREAS, the Parent, the Borrower, certain Lenders and Continental Bank, as predecessor Agent, are parties to that certain Credit Agreement, dated as of September 15, 1992 (as amended or modified and in effect on the Amendment Effective Date, the "Existing Credit Agreement") and the parties thereto and hereto wish to amend and restate the Existing Credit Agreement in its entirety as set forth herein;

      NOW, THEREFORE, the parties hereto, intending legally to be bound hereby, agree that the Existing Credit Agreement is hereby amended and restated in its entirety as set forth herein and further agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

     SECTION 1.1. Defined Terms. Certain capitalized terms (whether or not underscored) when used in this Agreement and the other Credit Documents, including its preamble and recitals, shall have the respective meanings assigned thereto in Schedule I.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Contract Continuation/Conversion Notice, Credit Document, notice and other communication delivered from time to time in connection with this Agreement or any other Credit Document.

     SECTION 1.3. Interpretation. In this Agreement and each other Credit Document, unless a clear contrary intention appears:

          (a)  the singular number includes the plural number and vice versa;

          (b) reference to any Person includes such Person's predecessors, successors and assigns but, if applicable, only if such predecessors, successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (c)  reference to any gender includes each other gender;

          (d) reference to any agreement (including this Agreement and the Schedules and Exhibits hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (e) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

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

          (f) reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or Schedule or Exhibit hereto;

          (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

          (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (i)  "or" is not exclusive; and

          (j) relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding", and "through means "to and including".

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in this Agreement or in any other Credit Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.3) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP as applied in the preparation of the financial statements referred to in Section 7.1.1; provided, that for purposes of determining compliance with Section 7.2, accounting terms shall be interpreted, and accounting determinations and computations shall be made, in accordance with GAAP as in effect from time to time; and provided, further, that if either (x) the Parent or any of its Subsidiaries shall change its method of accounting from a basis consistent with any prior financial statement thereof or (y) there is any change in GAAP after the date hereof, which in either such case the Agent determines affects the effectiveness of compliance with Section 7.2, then the Parent, the Borrower, the Agent and the Lenders shall negotiate in good faith for a period of 30 days to reach agreement regarding changes to Section 7.2 which retain the effectiveness of compliance therewith, but if no such agreement is reached within such 30-day period accounting terms shall be interpreted, and accounting determinations and computations shall be made, under GAAP as in effect on the date hereof for purposes of determining compliance with Section 7.2.

     SECTION 1.5. Conflict in Credit Documents. If there is any conflict between this Agreement and any other Credit Document, this Agreement and such other Credit Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.

     SECTION 1.6. Legal Representation of Parties. This Agreement and the other Credit Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Credit Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     SECTION 1.7. Amendment Not Novation. This Agreement amends and restates the Existing Credit Agreement and the terms and conditions of the Commitments of the Lenders and the Loans made to the Borrower and the covenants, agreements and obligations of the Parent and the Borrower with respect thereto and is not intended, and shall not be deemed or construed, to constitute a novation thereof.


                                   ARTICLE II
                  COMMITMENTS, BORROWING PROCEDURES AND NOTES


     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Contract Loans pursuant to the Commitments described in this Section 2.1.

     SECTION 2.1.1. Commitment of Each Lender. On any Business Day occurring on or after the Amendment Effective Date and prior to the Commitment Termination Date, each Lender will make loans under this Agreement (relative to such Lender under this Section 2.1.1, and of any type, its "Contract Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Contract Borrowing of Contract Loans of the same type requested by the Borrower to be made on such day. The commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time before the Commitment Termination Date borrow, prepay and reborrow Contract Loans.

     SECTION 2.1.2. Lenders Not Permitted or Required To Make Contract Loans. No Lender shall be required to make any Contract Loan if, after giving effect thereto, the then aggregate outstanding principal amount of all Contract Loans made by

          (a) all Lenders would, when added to the then aggregate outstanding principal amount of all Bid Loans and Swing Loans, exceed the Total Commitment Amount, or

          (b) such Lender would exceed its Percentage (after giving effect to all Contract Loans (whether or not made by any particular Lender) as if each Lender had made its Contract Loans in accordance with the terms hereof) of the then aggregate outstanding principal amount of all Contract Loans made by all Lenders.

     SECTION 2.2. Reduction of Commitments. The Commitments are subject to reduction from time to time pursuant to this Section 2.2.

     SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day, voluntarily reduce the Total Commitment Amount; provided that all such reductions shall require at least 3 Business Days' prior notice to the Agent and be permanent, and any partial reduction of the Total Commitment Amount, as the case may be, shall be in a minimum amount of $10,000,000 and in an integral multiple of $5,000,000; and provided, further, that the Total Commitment Amount may not be reduced below the sum of (x) the then aggregate outstanding principal amount of all Loans of all Lenders and (y) the then Swing Line Commitment.

     SECTION 2.2.2. Mandatory. The Total Commitment Amount shall, without any further action, automatically and permanently be reduced by an amount equal to the amount of each required prepayment on each date when a mandatory prepayment pursuant to Section 3.1.1(c) is required or would have been required had Contract Loans been then outstanding in a sufficient aggregate principal amount.

     SECTION 2.3. Contract Borrowing Procedure. By delivering a Contract Borrowing Request to the Agent on or before 12:00 noon, Chicago time, on a Business Day, the Borrower may from time to time irrevocably request, on, in the case of any proposed Contract Borrowing of Base Rate Loans, not less than 1 nor more than 3 Business Days' notice, and in the case of any proposed Contract Borrowing of Eurodollar Rate Loans, not less than 3 nor more than 5 Business Days' notice, that a Contract Borrowing be made in a minimum amount of $10,000,000 and an integral multiple of $5,000,000 or in the unused amount of the Commitments in the case of any proposed Contract Borrowing of Base Rate Loans, and a minimum amount of $10,000,000 and an integral multiple of $5,000,000 in the case of any proposed Borrowing of Eurodollar Rate Loans. On the terms and subject to the conditions of this Agreement, each Contract Borrowing shall be comprised of the same type of Contract Loans from all Lenders, and shall be made on the Business Day, specified in such Contract Borrowing Request. On or before 11:00 a.m., Chicago time, on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Contract Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent same day funds are received from the Lenders, the Agent shall make such same day funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. The obligations of the Lenders under this Article II are several and not joint and no Lender's obligation to make any Contract Loan shall be affected by any other Lender's failure to make any Contract Loan.

     SECTION 2.4. Contract Continuation and Conversion Elections; Contract Loans Comprising Funding. (a) By delivering a Contract Continuation/Conversion Notice to the Agent on or before 12:00 noon, Chicago time, on a Business Day, the Borrower may from time to time irrevocably elect, on, in the case of any proposed conversion into Base Rate Loans, not less than 1 nor more than 3 Business Days' notice, and in the case of any proposed continuation as, or conversion into, Eurodollar Rate Loans, not less than 3 nor more than 5 Business Days' notice, that all, or any portion in an aggregate minimum amount of $10,000,000 and an integral multiple of $5,000,000 in the case of any proposed continuation as, or conversion into, Eurodollar Rate Loans, and a minimum aggregate amount of $10,000,000 and an integral multiple of $5,000,000 in the case of any proposed continuation as, or conversion into, Base Rate Loans, of any Contract Loans be, in the case of Base Rate Loans, converted into Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans, converted into a Base Rate Loan or continued as a Eurodollar Rate Loan (in the absence of delivery of a Contract Continuation/Conversion Notice with respect to any Eurodollar Rate Loan at least 3 Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loan shall, on such last day, automatically be continued as a Eurodollar Rate Loan with an initial Interest Period of one month if permitted hereunder and, if not then permitted hereunder, converted to a Base Rate Loan); provided that (i) each such conversion or continuation shall be pro rata among the applicable outstanding Contract Loans of the same type of all Lenders, and (ii) no portion of the outstanding principal amount of any Contract Loans may be continued as, or be converted into, Eurodollar Rate Loans when any Default has occurred and is continuing.

     (b) Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Contract Loans comprising Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan;

provided that such Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Rate Loans by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market.

     SECTION 2.5. Swing Line. (a) Subject to the terms and conditions of this Agreement, the Swing Line Lender shall, on and after the Amendment Effective Date, and prior to the Commitment Termination Date, provide to the Borrower a swing line credit facility (the "Swing Line") of up to $10,000,000; provided that the Agent shall not in any event be obligated to make any Loan (each a "Swing Loan") under the Swing Line if, after giving effect to such Swing Loan,
(x) the aggregate principal amount of the outstanding Swing Loans would exceed the lesser of (i) $10,000,000 and (ii) the then Total Commitment Amount and (y) the aggregate principal amount of all then outstanding Loans would exceed the then Total Commitment Amount. The commitment of the Swing Line Lender described in this Section 2.5(a) is herein called the "Swing Line Commitment".

     (b) Each request for Swing Loans shall be made from time to time on or after the Amendment Effective Date by either

          (i) delivering or telecopying a Swing Loan Request therefor to the Agent who shall promptly notify the Swing Line Lender of the same, or

          (ii) giving telephonic notice thereof to the Agent at or before 12:00 noon, Chicago time, on any Business Day and promptly confirming such notice by delivering or telecopying a Swing Loan Request therefor, signed by an Authorized Officer of the Borrower, to the Agent who shall promptly notify the Swing Line Lender of the same.

     On the terms and subject to the conditions of this Agreement, each Swing Loan shall be disbursed on the Business Day on which the Swing Loan Request therefor was timely made, in same day funds by wire transfer to such transferee(s), or to such account(s) of the Borrower, as the Borrower shall have specified in the Swing Loan Request therefor. Swing Loans shall be made as Base Rate Loans, shall be in an aggregate minimum principal amount of $1,000,000 and an integral multiple of $100,000.

     (c) The highest principal amount outstanding on any day under the Swing Line shall accrue interest for that day at a rate equal to the rate which would be applicable to Contract Loans which are Base Rate Loans on such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date, unless demand therefor is made earlier, and shall be payable solely for the account of the Swing Line Lender.

     (d) The principal and interest outstanding under the Swing Line shall be due and payable (i) on demand made at any time, without prior notice to the Borrower (which the Borrower hereby waives to the fullest extent permitted by law), and (ii) in any event on the Commitment Termination Date; provided that, if no Default shall have occurred and be continuing at the time of such demand, then the Borrower shall, immediately after the Borrower learns of such demand, if and to the extent that the Borrower is permitted to borrow Contract Loans under the terms of this Agreement at the time of such demand, be deemed to have submitted a Contract Borrowing Request for Contract Loans in an amount necessary to repay the amount demanded. The provisions of Section 2.3 concerning the integral multiples required for Contract Borrowings of Contract Loans shall not apply to the Contract Borrowings of Contract Loans described in the foregoing proviso.

     (e) The Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swing Loans, without incurring any premium or penalty; provided that

          (i) each such voluntary prepayment shall require prior written notice given to the Agent (who shall promptly notify the Swing Line Lender of the same) no later than 12:00 noon, Chicago time, on the day on which the Borrower intends to make a voluntary prepayment, and

          (ii) each such voluntary prepayment shall be in a minimum amount of $1,000,000 and an integral multiple of $100,000 (or, if less, the outstanding principal amount of all Swing Loans then outstanding);

     (f) Each Lender shall be deemed to have unconditionally and irrevocably purchased an undivided interest and risk participation from the Swing Line Lender, without recourse or warranty (except that the outstanding Swing Loans in fact were made, have not been repaid, and have not been sold, assigned or encumbered by the Swing Line Lender) in an amount equal to that Lender's Percentage of the Swing Line Commitment and the principal and interest outstanding from time to time under the Swing Line.

     (g) Upon the occurrence of an Event of Default, the Swing Line Lender may, but is not required to, without notice to or the consent of the Borrower, terminate the Swing Line and cause Contract Loans to be made by the Lenders under the Commitments in an aggregate amount equal to the amount of principal outstanding under the Swing Line and, for this purpose, the conditions precedent set forth in Article VI shall not apply. The proceeds of such Contract Loans shall be paid to the Agent for the account of the Swing Line Lender to repay the principal amounts outstanding under the Swing Line.

     (h) The Swing Line Lender shall not, without the approval of all Lenders, make a Swing Loan if the Agent or the Swing Line Lender then has actual knowledge that an Event of Default has occurred and is then continuing.

     SECTION 2.6. Notes. The Loans of the Lenders shall be evidenced by the Notes pursuant to this Section 2.6.

     SECTION 2.6.1. Contract Note. All Contract Loans made or deemed made by the Lenders shall be evidenced by a promissory note (the "Contract Note") of the Borrower, dated the Amendment Effective Date and substantially in the form of Exhibit A-1, payable to the order of the Agent for the account of the Lenders ratably in accordance with their respective Percentages and in a maximum principal amount equal to the original Total Commitment Amount on the Amendment Effective Date.

     SECTION 2.6.2. Bid Note. All Bid Loans made by the Lenders shall be evidenced by a promissory note of the Borrower, dated the Amendment Effective Date and substantially in the form of Exhibit A-2 (the "Bid Note"), payable to the order of the Agent for the account of the Lenders ratably in accordance with the aggregate principal amount of their respective Bid Loans and in a maximum principal amount equal to the original Total Commitment Amount on the Amendment Effective Date.

     SECTION 2.6.3. Swing Note. All Swing Loans made by the Agent shall be evidenced by a promissory note of the Borrower, dated the Amendment Effective Date and substantially in the form of Exhibit A-3, payable to the order of the Agent for the account of the Swing Line Lender and in a maximum principal amount equal to $10,000,000.

     SECTION 2.6.4. Notations. The Borrower hereby irrevocably authorizes the Agent to make (or cause to be made) appropriate notations in its records or, at the option of the Agent, on the grid attached to each Note (or on a continuation of such grid attached to such Note and made a part thereof), which notations shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate (including any conversions thereof pursuant to Section

4.2) applicable to, the Loans evidenced thereby. The notations on such records or each such grid (and on each such continuation) indicating the outstanding principal amount of the Loans shall, in the absence of manifest error, be conclusive evidence of the principal amount thereof owing and unpaid, but the failure to record, or any error in recording, any such amount in such records or on such grid (or on such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payment of principal of or interest on such Loans when due or increase or otherwise affect the rights of the Borrower in respect of payments of principal of or interest on such Loans actually made. The Agent will, upon request by any Lender, furnish such Lender with copies of such Note, and will hold the original Notes available for inspection by duly authorized representatives of any Lender on reasonable notice during normal business hours.

     SECTION 2.7. Bid Procedure. The Borrower may request Bid Offers from the Lenders to make Bid Loans in accordance with Section 2.7.1 from time to time on any Business Day prior to the date occurring seven days prior to the Commitment Termination Date; provided that, after giving effect to each Bid Borrowing, the then aggregate principal amount of (a) all outstanding Bid Loans shall not exceed an amount equal to the then Total Commitment Amount and (b) all then outstanding Loans and Swing Loans shall not exceed the Total Commitment Amount. All Lenders, or any lesser number thereof (including any Lender individually), may, but shall have no obligation to, make Bid Offers so requested, and the Borrower may, but shall have no obligation to, accept any Lender's Bid Offer.

     SECTION 2.7.1. Bid Requests. The Borrower may request from all Lenders a Bid Borrowing by a telephonic Bid Borrowing Request to the Agent, not later than 12:00 noon, Chicago time, at least one Business Day prior to the date for the proposed Bid Borrowing, which notice shall be immediately confirmed by a facsimile Bid Borrowing Request specifying:

          (a) the date and aggregate amount of the proposed Bid Borrowing (which shall be in a minimum aggregate principal amount of $10,000,000 and in an integral multiple of $5,000,000); and

          (b) the maturity date (or dates) (relative to each Bid Loan, its "Stated Maturity Date") for repayment of each Bid Loan to be made as part of such Bid Borrowing (which Stated Maturity Date may not be earlier than the date occurring seven days after the date of such Bid Borrowing or later than the earlier of (x) the date occurring 270 days after the date of such Bid Borrowing and (y) the Commitment Termination Date);

The Agent shall promptly (but in any event on the same Business Day) notify each Lender by telephone (confirmed by facsimile) of each Bid Borrowing Request. The Borrower shall not request more than 2 Bid Borrowings within any 5 Business Day period.

     SECTION 2.7.2. Bid Offers. If any Lender, in its sole discretion, elects to offer to make a Bid Loan to the Borrower as part of a proposed Bid Borrowing, which would bear interest at a rate (or rates) selected by such Lender in its sole discretion, it shall deliver a Bid Offer by facsimile to the Agent before 8:45 a.m., Chicago time, on the date of such proposed Bid Borrowing; provided that Bid Offers submitted by the Agent (or any Affiliate of the Agent) in its capacity as a Lender must be submitted to the Agent no later than 8:30 a.m., Chicago time, which Bid Offer shall specify:

          (a) the amount(s) and Stated Maturity Date(s) of the Bid Loans which such Lender would be willing to make as part of such proposed Bid Borrowing, which amount shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and may exceed such Lender's Percentage of the Total Commitment Amount; and

          (b)  the Bid Rate(s) therefor.

Bid Offers submitted pursuant to this Section 2.7.2 shall be irrevocable, subject to the terms and conditions of this Agreement. If a Bid Offer submitted pursuant to this Section 2.7.2 is determined by the Agent (whose determination shall be conclusive in the absence of manifest error) to:

          (c)  be not substantially in the form of Exhibit B-2,

          (d)  omit any required information,

          (e)  be conditional or qualified in any respect,

          (f) propose terms other than or in addition to those set forth in the Bid Borrowing Request,

          (g) not have been delivered to the Agent by 8:45 a.m., Chicago time, or

          (h)  be otherwise inconsistent with the provisions hereof,

the Agent will reject the offer made by such Bid Offer and give telephonic notice (confirmed in writing) of such rejection to the Lender which submitted such Bid Offer. Promptly thereafter, and in any case, no later than 9:00 a.m., Chicago time, the Agent will give telephonic notice (confirmed in writing) to the Borrower of all conforming Bid Offers and the terms thereof.

     SECTION 2.7.3. Acceptance by Borrower of Bid Offers. The Borrower shall, before 9:30 a.m., Chicago time, on the date of such proposed Bid Borrowing, in its sole discretion either:

          (a) irrevocably cancel the Bid Borrowing Request that requested such Bid Borrowing by giving the Agent telephonic notice (confirmed promptly thereafter in writing) to that effect; or

          (b) irrevocably accept one or more of the Bid Offers by giving telephonic notice to the Agent of the amount of the Bid Borrowing to be made on such date, specifying the amount of the Bid Loan(s) to be made by each Lender as part of such Bid Borrowing, which amount shall not be greater than the amount offered by such Lender in its Bid Offer, the Stated Maturity Date(s) and the Bid Rate(s) therefor;

provided that:

          (c) the Borrower shall not accept any Lender's conforming Bid Offer to make a Bid Loan at a particular Bid Rate for the same Stated Maturity Date if the Borrower has decided to reject any other Lender's conforming Bid Offer to make a Bid Loan at a lower Bid Rate;

          (d) the aggregate principal amount of all Bid Offers accepted by the Borrower shall not, after giving effect to all reductions made pursuant to clause (e) below, exceed the principal amount specified in the Bid Borrowing Request;

          (e) if the Borrower shall accept any Bid Offer to make a Bid Loan at a particular Bid Rate, then the Borrower shall accept all offers to make Bid Loans at such Bid Rate for the same Stated Maturity Date; provided that, if the aggregate principal amount of all Bid Loans offered at such Bid Rate, together with the aggregate principal amount of all Bid Loans offered at lower Bid Rates, shall exceed the amount specified in the Bid Borrowing Request, then the Borrower shall (notwithstanding the requirements of clause (f) below)

               (i) accept only a portion of all Bid Offers made at such higher Bid Rate so as to eliminate such excess, and

               (ii) allocate such excess among all Lenders offering Bid Offers at such higher Bid Rate as nearly as possible in proportion to the respective amounts of the Bid Loans offered thereby; provided if the portion of the principal amount of such Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each such Lender in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, the Borrower shall select the Lenders to be allocated such Bid Loans in a minimum principal amount of $1,000,000 and round allocations up to the next higher multiple of $1,000,000 if necessary; and

          (f) with respect to each Stated Maturity Date, the Borrower shall not accept a Bid Offer in a principal amount of less than $5,000,000 (except as provided in clause (e) above) or other than in an integral multiple of $1,000,000.

Subject to the foregoing requirements, the Borrower may accept or reject, at the Borrower's sole discretion, the offer to make any Bid Loan contained in any Bid Offer. Each notice given by the Borrower pursuant to this Section 2.7.3 shall be irrevocable. Failure by the Borrower to accept a Bid Offer in accordance with the provisions of this Section 2.7.3 shall constitute a rejection of such Bid Offer.

     SECTION 2.7.4. Acknowledgment of Bid Borrowings. Promptly after acceptance of a Bid Offer by the Borrower pursuant to Section 2.7.3(b):

          (a) in any case no later than 10:00 a.m., Chicago time, on the date of such Bid Borrowing, the Borrower shall deliver to the Agent a Bid Acknowledgment confirming, with respect to each Bid Loan to be made to the Borrower, the Stated Maturity Date, amount, and Bid Rate therefor; and

          (b) in any case no later than 9:30 a.m., Chicago time, on the date of the proposed Bid Borrowing, the Agent will give telephonic notice to each Lender submitting a Bid Offer of each Stated Maturity Date, amount, and Bid Rate so accepted by the Borrower and promptly thereafter written notice of the same to all Lenders.

     SECTION 2.7.5. Bid Loan Funding. On or before 12:00 noon, Chicago time, on the Business Day specified for each Bid Borrowing, each Lender whose Bid Offer in respect thereof the Borrower accepted pursuant to Section 2.7.3(b) shall deposit with the Agent same day funds in an amount equal to the principal amount of such Lender's Bid Loan. Such deposit will be made to an account which the Agent shall from time to time specify by notice to the Lenders. To the extent same day funds are received from such Lenders, the Agent shall make such same day funds available to the Borrower by wire transfer to the accounts the

Borrower shall have specified in its Bid Acknowledgement. No Lender's obligation to make any Bid Loan shall be affected by any other Lender's failure to make any Bid Loan.


                                  ARTICLE III
                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan as provided in this Section 3.1.

     SECTION 3.1.1. Contract Loans. The Borrower shall repay in full the unpaid principal amount of each Contract Loan upon the Final Maturity Date. Prior thereto, the Borrower:

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Contract Loans; provided that:

               (i) any such prepayment shall be made pro rata among Contract Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

               (ii) no such prepayment of any Eurodollar Rate Loan may be made on any day other than the last day of the Interest Period for such Loan, unless the Borrower pays to each Lender the amount, if any, due in respect thereof to such Lender pursuant to Section 4.4;

               (iii) all such voluntary prepayments shall require at least 3 but no more than 5 Business Days' prior telephonic notice to the Agent (confirmed by prompt written notice);

               (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and an integral multiple of $5,000,000; and

               (v) no such prepayment of less than all of any Eurodollar Rate Loan may be made if, after giving effect thereto, the aggregate amount of any Eurodollar Rate Loans having the same Interest Period would be less than $10,000,000 or other than an integral multiple of $5,000,000;

          (b) shall, immediately upon any acceleration of the Final Maturity Date of any Contract Loans pursuant to Section 8.2 or 8.3, repay all

     Contract Loans, unless, pursuant to Section 8.3, only a portion of all Contract Loans is so accelerated; and

          (c) shall, not later than 10 days after the receipt by the Borrower of any Net Asset Sale Proceeds in connection with a Permitted Asset Sale of the kind described in clause (a) of the definition thereof, make a mandatory prepayment of the outstanding aggregate principal amount of all Contract Loans then outstanding, if any, in an amount equal to the applicable amount of such Net Asset Sale Proceeds.

Each prepayment of any Contract Loans made pursuant to this Section 3.1.1 shall be without premium or penalty, except as may be required by Section 4.4.

     SECTION 3.1.2. Bid Loans. The Borrower shall repay in full the unpaid principal amount of each Bid Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower:

          (a)  may not prepay any Bid Loan; and

          (b) shall, immediately upon any acceleration of the Stated Maturity Date of any Bid Loan pursuant to Section 8.2 or 8.3, repay or prepay all Bid Loans unless, pursuant to Section 8.3, only a portion of all Bid Loans is so accelerated.

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1. Contract Rates. Pursuant to a duly completed and delivered Contract Borrowing Request or Contract Continuation/Conversion Notice, the Borrower may elect that Contract Loans comprising a Contract Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin, if any; and

          (b) on that portion maintained as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin.

     All Eurodollar Rate Loans shall bear interest from the first day of the applicable Interest Period to the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan.

     SECTION 3.2.2. Post-Default Contract Rates. After the occurrence of any Event of Default and for so long (but only for so long) as such Event of Default shall be continuing, the Borrower shall pay, but only to the extent permitted by Applicable Law, interest (after as well as before judgment) at a rate per annum which is 2% per annum in excess of any applicable interest rate hereunder prior to such Event of Default and, if no such interest rate is otherwise applicable, at a rate per annum on any monetary Obligation then due and payable equal to the Base Rate from time to time in effect plus a margin of 2.0% per annum.

     SECTION 3.2.3. Payment Dates. Interest accrued on each Contract Loan shall be payable, without duplication:

          (a)  on the Final Maturity Date;

          (b) with respect to the principal amount paid or prepaid, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Amendment Effective Date;

          (d) with respect to Eurodollar Rate Loans, on the last day of each applicable Interest Period and, if such Interest Period is of six months duration, on the date which would have been the last day of an Interest Period of three months duration;

          (e) with respect to any Base Rate Loans converted into Eurodollar Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

          (f) on that portion of any Contract Loans the Final Maturity Date of which is accelerated pursuant to Section 8.2 or 8.3, immediately upon such acceleration.

Interest accrued on Contract Loans or other monetary Obligations arising under this Agreement or any other Credit Document after the date such amount is due and payable (whether on the Final Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.2.4. Bid Rates. Interest on the outstanding principal amount of Bid Loans shall accrue at a rate per annum equal to the applicable Bid Rate for each such Bid Loan and shall be payable at the time(s) specified in the Bid Offer for each such Bid Loan or, if no such time is so specified, on the Stated Maturity Date thereof.

     SECTION 3.3.  Fees.  The Borrower agrees to pay the fees set forth in this
Section 3.3.  All such fees shall be non-refundable.

     SECTION 3.3.1. Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) from the Amendment Effective Date through the Commitment Termination Date, a facility fee at the Facility Rate on such Lender's respective Commitment (whether or not used). Such facility fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Amendment Effective Date, and on the Commitment Termination Date.

     SECTION 3.3.2. Other Fees. The Borrower agrees to pay to the Agent for the account of the Agent certain fees provided in the Agent's Fee Letter.


                                   ARTICLE IV
                  CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

     SECTION 4.1. Eurodollar Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower, the Agent and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any Applicable Law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such type of Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such Applicable Law or assertion.

     SECTION 4.2. Deposits Unavailable. If the Agent shall have determined (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that, by reason of circumstances affecting the Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans, then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Sections 2.3 and 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased Eurodollar Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for (a) any reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) applicable to such Lender, including reserve requirements for "Eurocurrency liabilities" pursuant to Regulation D of the F.R.S. Board, and (b) any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender, in either such case after the date hereof in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount (including calculation thereof) required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within 5 Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower; provided that the Borrower shall have no obligation to reimburse any Lender for any such additional amount attributable to any point or period of time more than 9 months before the date on which such Lender shall first have given notice to the Borrower of its claim to be entitled to the benefits of this Section 4.3 in respect of such additional amount.

     SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate
Loan) as a result of:

          (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrowing Request therefor (other than solely as a result of the failure of such Lender to duly and punctually perform its obligations under
     Section 2.3 or 2.4); or

          (c) any Loans not being continued as, or converted into, Eurodollar Rate Loans in accordance with the Continuation/Conversion Notice therefor (other than solely as a result of the failure of such Lender to duly and punctually perform its obligations under Section 2.3 or 2.4), then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within 5 days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any Applicable Law or guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution; provided that the Borrower shall have no obligation to reimburse any Lender for any such additional amount attributable to any point or period of time more than 9 months before the date on which such Lender shall first have given notice to the Borrower of its claim to be entitled to the benefits of this Section 4.5 in respect of such additional amount.

     SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or net receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower, upon presentation of reasonable evidence of the payment of such Taxes by the Agent or such Lender, as the case may be, will promptly pay such additional amounts (including any penalties, interest or expenses, unless such penalties, interest or expenses result solely from the negligence of such Person) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had such Taxes not been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

     Each Lender that is incorporated under the laws of any jurisdiction other than the United States of America or any state or other political subdivision thereof represents and warrants to the Borrower and to the Agent that, in the case of the Lenders party hereto on the date hereof, on the date hereof, and, in the case of each other Lender, on the date of its execution and delivery of the

Assignment Agreement that first makes it a party hereto, its Domestic Office and its Eurodollar Office are entitled to receive payments in respect of its Loans, including principal, interest and commitment fees, without deduction or withholding for or on account of Taxes.

     Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Note, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

     SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Note or any other Credit Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, Chicago time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by the definition of the term "Interest Period" with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Contract Loan (other than pursuant to Sections 4.1, 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders on account of Contract Loans, such Lender shall purchase from such other Lenders such participations in such Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender to

          (b)  the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.8 may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim or collateral in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim or collateral in a manner consistent with the rights of the Lenders entitled under this Section 4.8 to share in the benefits of any recovery on such secured claim or collateral.

     SECTION 4.9. Setoff. The Agent and each Lender shall, upon the occurrence of any Default described in Section 8.1.8 or any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with such Lender; provided that any such appropriation and application shall be subject to the provisions of Section
4.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.9 are in addition to other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which such Lender may have.

     SECTION 4.10. Mitigation of Certain Costs; Lender Replacement; etc. (a) Each Affected Lender will, if requested in writing by the Borrower, and only to the extent not inconsistent with such Affected Lender's internal policies, use its best efforts to make, fund, or maintain such Affected Lender's Loans of the affected type through another lending office of such Affected Lender if, as a result thereof, the Affecting Event would be eliminated or materially reduced and if, as determined by such Affected Lender in its sole discretion, the making, funding, or maintaining of such Loans through such other lending office would not otherwise adversely affect such Affected Lender or such Affected Lender's rights in respect of such Loans and, if such Affected Lender determines that another lending office would eliminate or materially reduce such Affecting Event and would not otherwise adversely affect such Affected Lender or such Affected Lender's rights in respect of such Loans, such Affected Lender shall give notice thereof to the Borrower and the Agent, such notice to state, in reasonable detail, why such lending office would eliminate or materially reduce such Affecting Event and the costs and expenses expected to be incurred by such Affected Lender in utilizing such lending office. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by such Affected Lender (including legal costs and expenses) in utilizing another lending office of such Affected Lender pursuant to this Section 4.10(a).

     (b) If (i) the Borrower has requested an Affected Lender to change its lending office and such Affected Lender has not changed its lending office within 30 days of such request, or (ii) a change in the lending office of an Affected Lender would not eliminate the Affecting Event, and the Affecting Event is still continuing and is not applicable to all other Lenders, or (iii) an Affected Lender willfully fails to make any Loan required to be made hereunder, then the Borrower may designate another lender which is reasonably acceptable to the Agent (a "Replacement Lender") to purchase all (but not less than all) of the Loans and interest in the Contract Note, and to assume the Commitment and other obligations hereunder, of such Affected Lender, without recourse to or warranty by, or expense to, such Affected Lender, for a purchase price equal to the sum of (x) the outstanding aggregate principal amount of such Affected Lender's Contract Loans plus (y) all accrued but unpaid interest and fees payable to such Affected Lender to the date on which such Affected Lender receives payment of such purchase price, together with payment to such Affected Lender of all other amounts then payable to such Affected Lender hereunder, including amounts accrued pursuant to Section 4.3, 4.4, 4.5, or 4.6. Any such purchase and assumption shall be made in accordance with Section 10.11. Upon such purchase, such Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder (other than rights in respect of Bid Loans and rights which would survive the payment of such Affected Lender's Contract

Loans in accordance with this Agreement) and such Replacement Lender shall succeed to the rights and obligations of such Affected Lender hereunder.

     SECTION 4.11. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the fifth recital.


                                   ARTICLE V
                  CONDITIONS TO EFFECTIVENESS AND BORROWING

     SECTION 5.1. Effectiveness and Initial Borrowing. The effectiveness of this Agreement and the obligations of the Lenders to fund the initial Borrowing after the Amendment Effective Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

     SECTION 5.1.1. Agreement Counterparts, etc. The Agent shall have received one or more counterparts of this Agreement duly executed by the Borrower, the Parent, the Agent and each of the Lenders.

     SECTION 5.1.2. Resolutions, etc. The Agent shall have received from each of the Borrower and the Parent a certificate, dated the Amendment Effective Date, of its Secretary or Assistant Secretary as to:

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Credit Document to be executed by it;

          (b) true and complete copies of its Organic Documents attached to such certificate; and

          (c) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Credit Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or an Assistant Secretary of the Borrower or the Parent, as the case may be, canceling or amending such prior certificate.

     SECTION 5.1.3. Delivery of Notes. The Agent shall have received the Notes duly executed and delivered by the Borrower.

     SECTION 5.1.4. Delivery of Guaranty The Agent shall have received the Guaranty duly executed and delivered by the Parent.

     SECTION 5.1.5. Material Adverse Change Except as disclosed in Item 5.1.5/6.6 ("Potential MACs") of the Disclosure Schedule, there shall have occurred no material adverse change in the consolidated condition (financial or otherwise), business, operations, properties, performance or prospects of the Parent and its Subsidiaries since September 30, 1993 taken as a whole.

     SECTION 5.1.6. Opinions of Counsel The Agent shall have received opinions, dated the Amendment Effective Date and addressed to the Agent and all Lenders, from:

          (a) counsel to the Parent and the Borrower, who shall be reasonably satisfactory to the Agent, covering the matters set forth in Exhibit E and such other matters as the Agent shall reasonably deem appropriate; and

          (b) Mayer, Brown & Platt, counsel to the Agent, substantially in the form of Exhibit F.

     SECTION 5.1.7. Closing Fees, Expenses, etc. The Agent shall have received for the account of the Agent or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

     SECTION 5.1.8. Accrued Interest, etc. The Agent shall have received for the account of the Agent or for the account of each Lender, as the case may be, all accrued interest, fees, expenses and other amounts due under the Existing Credit Agreement through the Amendment Effective Date.

     SECTION 5.2. All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

     SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing and the application of the proceeds thereof (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof, unless the proceeds of such Borrowing are applied to pay such other Indebtedness in full) the following statements shall be true and correct:

          (a) the representations and warranties set forth in Article VI shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

          (b)  no Default shall have then occurred and be continuing.

     SECTION 5.3. Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

     SECTION 5.4. Satisfactory Legal Form All documents executed or submitted pursuant to this Article V in respect of such Borrowing shall be reasonably satisfactory in form and substance to the Agent and, as to legal matters, its counsel; and the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent, including any Lender through the Agent, or its counsel may reasonably request with respect to any proposed Borrowing hereunder.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Parent and the Borrower represent and warrant unto the Agent and each Lender as set forth in this Article VI.

     SECTION 6.1. Organization, etc. The Parent and each of its Significant Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Credit Document and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to be so qualified or hold any such license, permit or approval, singly or in the aggregate, would not have a Materially Adverse Effect.

     SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each of the Parent and the Borrower of this

Agreement and each other Credit Document executed or to be executed by it are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not:

          (a)  contravene the Organic Documents of the Borrower or the Parent;

          (b) constitute a breach or default under any contractual restriction or violate or contravene any law or governmental regulation or court decree or order binding on or affecting the Borrower or the Parent which individually or in the aggregate does or could reasonably be expected to have a Materially Adverse Effect, except as identified in Item 6.2 ("Potential Contravention") of the Disclosure Schedule; or

          (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

     SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Parent or the Borrower of this Agreement or any other Credit Document. Neither the Parent nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940. Neither the Parent nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

     SECTION 6.4. Validity, etc. This Agreement constitutes, and each other Credit Document executed by the Parent or the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Parent or the Borrower, as the case may be, enforceable in accordance with their respective terms.

     SECTION 6.5. Financial Information. (a) The audited consolidated balance sheets of the Parent and its Subsidiaries as at September 30, 1993, and the related audited consolidated statements of earnings and cash flow of the Parent and its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

     (b) The unaudited condensed consolidated balance sheets of the Parent and its Subsidiaries as at June 30, 1994, and related condensed consolidated statements of earnings and cash flow of the Parent and its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and, subject to usual and customary annual audit adjustments, present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

     SECTION 6.6. No Material Adverse Change. Except as disclosed in Item 5.1.5/6.6 ("Potential MACs") of the Disclosure Schedule, since September 30, 1993, there has been no material adverse change in the consolidated condition (financial or otherwise), operations, business, properties, performance or prospects of the Parent and its Subsidiaries taken as a whole.

     SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Parent or the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Parent or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which has resulted in, or could reasonably be expected to result in, a Materially Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Credit Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

     SECTION 6.8.  Subsidiaries.  The Parent has no Subsidiaries, except those
Subsidiaries:

          (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

          (b) which have been organized after the date hereof or which were permitted to be acquired pursuant to and in accordance with Section 7.2.4.

     SECTION 6.9. Compliance with Law. Without limiting Section 6.2, the Parent and each of its Significant Subsidiaries is in compliance with Applicable Law, except where such non-compliance, singly or in the aggregate, does not and could not reasonably be expected to result in a Materially Adverse Effect.

     SECTION 6.10. Ownership of Properties. The Parent and each of its Significant Subsidiaries owns good and marketable title to all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like), except as permitted pursuant to Section 7.2.2 and where such charges, claims or infringement do not and could not reasonably be expected to result in a Materially Adverse Effect.

     SECTION 6.11. Taxes. The Parent and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 6.12. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken by the PBGC to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Parent or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.12 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Parent nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan that has or could reasonably be expected to have a Materially Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 6.13. Environmental Warranties. Except as set forth in Item 6.13 ("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Parent or any of its Subsidiaries have been, and continue to be, owned or leased by the Parent and its Subsidiaries in compliance with all Environmental Laws, except where such non-compliance, singly or in the aggregate, does not and could not reasonably be expected to result in a Materially Adverse Effect;

         (b) there have been no past, and there are no pending or, to the knowledge of the Parent, threatened

              (i) claims, complaints, notices or requests for information received by the Parent or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

              (ii) complaints, notices or inquiries to the Parent or any of its Subsidiaries regarding potential liability under any Environmental Law,

     which, singly or in the aggregate, have or could reasonably be expected to have a Materially Adverse Effect;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Parent or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect;

          (d) the Parent and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except where such non-compliance, singly or in the aggregate, does not and could not reasonably be expected to result in a Materially Adverse Effect;

          (e) no property now owned or leased, or, to the best knowledge of the Parent and its Subsidiaries, previously owned or leased, by the Parent or any of its Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, and neither the Parent nor any of its Subsidiaries has received any notice or other communication that any property previously owned or leased by the Parent or any of its Subsidiaries is listed or proposed for listing on any such list;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Parent or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect;

          (g) neither the Parent nor any Subsidiary of the Parent has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the knowledge of the Parent, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against the Parent or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which, singly or in the aggregate, have or could reasonably be expected to have a Materially Adverse Effect;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Parent or any Subsidiary that, singly or in the aggregate, have or could reasonably be expected to have a Materially Adverse Effect; and

          (i) no conditions exist at, on or under any property now or previously owned or leased by the Parent or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, singly or in the aggregate, have or may reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.14. Regulations G, U and X. The Parent is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used in violation of, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.14 with such meanings.

     SECTION 6.15. Accuracy of Information All factual information heretofore or contemporaneously furnished by or on behalf of the Parent or the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Parent or the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, when taken as a whole, incomplete by omitting to state any material fact necessary to make such information not misleading.

                                 ARTICLE VII
                                  COVENANTS

     SECTION 7.1. Affirmative Covenants The Parent and the Borrower agree with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Parent and the Borrower will perform the obligations set forth in this Section 7.1.

     SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Parent and the Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of the Parent, unaudited (i) condensed consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and (ii) condensed consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Parent;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Parent, a copy of the annual audit report for such Fiscal Year for the Parent and its Subsidiaries including a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Deloitte & Touche or other independent public accountants acceptable to the Agent and the Required Lenders;

          (c) as soon as available and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of each Fiscal Year, commencing after the Initial Borrowing Date, a certificate, executed by the chief financial Authorized Officer of the Parent, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Agent) compliance with the financial covenants set forth in Section
     7.2.3 and stating that such Authorized Officer is not aware of any Default that has occurred and is continuing or, if such Authorized Officer is aware of any such Default, describing such Default and the action, if any, which the Parent is taking and proposes to take with respect thereto;

          (d) as soon as possible and in any event within 3 days after any Responsible Officer of the Parent obtains knowledge of the occurrence of each Default, a statement of the chief financial Authorized Officer of the Parent setting forth details of such Default and the action which the Parent has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event (i) within 3 Business Days after any Responsible Officer of the Parent obtains knowledge of the occurrence of any litigation, action, proceeding, or labor controversy which purports to affect the legality, validity or enforceability of this Agreement or any other Credit Document, or of any adverse development therein, notice thereof and, upon the request of the Agent (including any Lender reasonably through the Agent), copies of all documentation relating thereto, and (ii) within 45 days after the end of each Fiscal Quarter a report of the Parent regarding all litigation, actions, proceedings and labor controversies affecting the Parent or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues which have resulted in, or could reasonably be expected to result in, a Materially Adverse Effect;

          (f) promptly after the sending or filing thereof, copies of all reports which the Parent sends to its securityholders generally, and all reports, statements, notices and other communications which the Parent or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (g) immediately upon becoming aware of the institution of any steps by the Parent or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Parent furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Parent or the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Parent or the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (h) to the extent not otherwise required under any of the preceding clauses of this Section 7.1.1, concurrently when received by the Parent or the Borrower from, or furnished by the Parent or the Borrower to, any holder of any of its Indebtedness, copies of any written communication received by the Parent or the Borrower from, and information furnished by the Parent or the Borrower to, any such holder in respect of any default or alleged default with respect to such Indebtedness; and

          (i) such other information respecting the condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

     SECTION 7.1.2. Compliance with Laws, etc. The Parent will, and will cause each of its Significant Subsidiaries to, comply with all Applicable Law, including:

          (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except as otherwise expressly permitted by Section 7.2.4; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

in each such case where such non-compliance, singly or in the aggregate, has resulted or could be reasonably expected to result in a Materially Adverse Effect.

     SECTION 7.1.3. Maintenance of Properties. The Parent will, and will cause each of its Significant Subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, normal wear and tear and damage by the elements or casualty excepted, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Parent determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     SECTION 7.1.4. Insurance. The Parent will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance, including self-insurance in such amounts as is customary in the case of similar businesses, with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses from time to time and, in any event, as required by any Applicable Law and will, within 90 days after the end of each Fiscal Year, furnish to each Lender a certificate of an Authorized

Officer of the Parent setting forth the nature and extent of all insurance maintained by the Parent and its Subsidiaries in accordance with this Section 7.1.4.

     SECTION 7.1.5. Books and Records. The Parent will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals and, so long as no Default has occurred and is continuing, upon prior reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and its independent public accountant (and the Parent hereby authorizes such independent public accountant to discuss the Parent's financial matters with each Lender or its representatives whether or not any representative of the Parent is present) and to examine (and, at the expense of the Parent, photocopy extracts from) any of its books or other corporate records; provided that unless a Default has occurred and is continuing, the Parent will only be required to pay the expenses of the Agent for one visit per year. The Parent shall pay any fees of such independent public accountant incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section 7.1.5.

     SECTION 7.1.6. Environmental Covenant The Parent will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where such non-compliance, singly or in the aggregate, does not and could not reasonably be expected to result in a Materially Adverse Effect;

          (b) promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties as they relate to compliance with or liability under Environmental Laws; and

          (c) provide such information and certifications which the Agent (including any Lender reasonably through the Agent) may reasonably request from time to time to evidence compliance with this Section 7.1.6.

     SECTION 7.2. Negative Covenants. The Parent and the Borrower agree with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Parent and the Borrower will perform the obligations set forth in this Section 7.2.

     SECTION 7.2.1. Indebtedness. The Borrower will not, and will not permit any Subsidiary thereof to, create, incur, assume or be or become otherwise liable for any Indebtedness, except (without duplication) the following:

          (a)  Indebtedness in respect of the Loans and other Obligations;

          (b) Indebtedness identified in Item 7.2.1(b) ("Ongoing Indebtedness") of the Disclosure Schedule;

          (c) Indebtedness identified in Item 7.2.1(c) ("Indebtedness to be Paid") of the Disclosure Schedule until the date, if any, therein identified for the payment in full thereof or, if no such date is therein identified, the Amendment Effective Date;

          (d) secured Indebtedness to finance or refinance the acquisition of items of equipment or distribution facilities (including related real property and improvements thereto) in the ordinary course of business in a principal amount not exceeding an amount equal to the total acquisition cost thereof;

          (e) unsecured Indebtedness in the ordinary course of business (other than Indebtedness for or in respect of borrowed money), including trade credit on normal and customary terms and Hedging Obligations;

          (f)  Indebtedness in respect of Capitalized Lease Liabilities;

          (g) secured Indebtedness of any Person acquired under Section 7.2.4 (other than any such Indebtedness incurred in anticipation of such acquisition) that cannot then be refinanced without material premium or other cost;

          (h) Indebtedness consisting of recourse obligations in respect of any Permitted Receivables Transaction;

          (i)  intercompany Indebtedness;

          (j) secured Indebtedness in the ordinary course of business in an aggregate principal amount at any time, when added to then outstanding Indebtedness of the kind described in clause (d) or (g), not to exceed an amount equal to 10% of the Net Worth of the Parent at the end of the most recently ended Fiscal Quarter;

          (k) unsecured Indebtedness under one or more uncommitted lines of credit with one or more Lenders in an aggregate principal amount at any time not exceeding $50,000,000;

          (l) secured Indebtedness under Reverse Repos in an aggregate principal amount at any time not exceeding $50,000,000;

          (m) Indebtedness in respect of letters of credit (other than letters of credit supporting Indebtedness for or in respect of borrowed money) issued for the account of the Borrower or any Subsidiary in the ordinary course of business;

          (n) Indebtedness in respect of commercial paper issued and sold in the commercial paper market in an aggregate principal or face amount not to exceed the then Total Commitment Amount at any time outstanding; and

          (o) other unsecured Indebtedness in the ordinary course of business in an aggregate principal amount at any time if, after giving pro forma effect to such Indebtedness as if such Indebtedness and all other Indebtedness incurred since the first day of the most recently ended 12-month period for which the Agent has received financial statements under
     Section 7.1.1 had been incurred, and proceeds thereof had been applied, on such first day, there would not be a Default under Section 7.2.3;

provided that Indebtedness permitted under clauses (d) and (g) of this Section
7.2.1 shall not exceed $30,000,000 in the aggregate outstanding at any time.

     SECTION 7.2.2. Liens. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a)  Liens securing payment of the Obligations;

          (b) Liens outstanding on the date hereof as set forth in Item 7.2.2(b) ("Existing Liens") of the Disclosure Schedule;

          (c) Liens granted to secure payment of Indebtedness (x) of the kind described in Section 7.2.1(d) covering only those items of equipment or distribution facilities acquired, (y) of the kind described in Section 7.2.1(g) or (l) covering only those properties acquired or to be repurchased, as the case may be, or (z) of the kind described in Section 7.2.1(j);

          (d) Liens incurred or arising in the ordinary course of business (other than securing Indebtedness for or in respect of borrowed money), which, singly or in the aggregate, do not and could not be reasonably expected to result in a Materially Adverse Effect;

          (e) judgment Liens in respect of any judgment or order for the payment of money of not greater than $10,000,000 or, if greater than $10,000,000, in existence less than 20 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance maintained with responsible insurance companies which have acknowledged such coverage thereof in writing;

          (f)  Liens arising in connection with any Permitted
     Receivables Transaction; and

          (g)  Liens arising in connection with any Capitalized Lease
     Liabilities.

SECTION 7.2.3. Financial Condition. The Parent will not permit on or after the Initial Borrowing Date:

          (a) its Net Worth on the last day of any Fiscal Quarter to be less than the Minimum Net Worth Target;

          (b) its Leverage Ratio on the last day of any Fiscal Quarter to be more than 55%; and

          (c) its Interest Coverage Ratio on the last day of any Fiscal Quarter for the four (4) consecutive Fiscal Quarters then ended to be less than 3.0:1.0.

     SECTION 7.2.4. Consolidation, Merger, etc. The Parent will not, and will not permit any of its Significant Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof), or sell, lease or otherwise dispose of all or any of the assets of the Parent or any Subsidiary thereof, except that, so long as no Default has occurred and is continuing or would occur after giving effect thereto, (x) the Parent and its Subsidiaries may make Permitted Asset Sales and any Permitted Receivables Transaction and (y) the Borrower or any of its Subsidiaries may liquidate or dissolve voluntarily into, merge with and into, or purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if after giving pro forma effect to such transaction as if such transaction had occurred on the first day of the most recently ended 12-month period for which the Agent has received financial statements under
Section 7.1.1, there would not be a Default under Section 7.2.3 and, in the case of any merger of the Parent, if it or the Borrower is the survivor thereof and, in the case of any merger of the Borrower, if the survivor thereof is the Parent or a wholly-owned Subsidiary of the Parent.

     SECTION 7.2.5. Transactions with Affiliates. The Parent will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Parent or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Parent or such Subsidiary with a Person which is not one of its Affiliates; provided that the Parent may enter into, or cause, suffer or permit to exist any arrangement or contract regarding executive compensation (including executive loans) or stock repurchases if such arrangement or contract shall have been previously approved by a majority of disinterested directors of the Parent.

     SECTION 7.2.6. Business Activities. The Parent will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital and other activities in the healthcare industry.


                                   ARTICLE VIII
                                EVENTS OF DEFAULT

     SECTION 8.1. Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1. Non-Payment of Obligations The Parent or the Borrower shall default in the payment or prepayment when due of any principal of any Loan, the Parent or the Borrower shall default (and such default shall continue unremedied for a period of 3 Business Days) in the payment when due of any interest on any Loan, or the Parent or the Borrower shall default (and such default shall continue unremedied for a period of 5 Business Days) in the payment when due of any commitment fee or of any other Obligation.

     SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Parent or the Borrower made or deemed to be made hereunder or in any other

Credit Document or any other writing or certificate furnished by or on behalf of the Parent or the Borrower to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Credit Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Parent or the Borrower shall default in the due performance and observance of any of its obligations under Section 4.11, 7.1.1(d) or 7.2.

     SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Parent or the Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Credit Document, and such default shall continue unremedied for a period of 10 Business Days after the earlier of (a) the date on which any Responsible Officer of the Parent or the Borrower became aware of such default, and (b) notice thereof shall have been given to the Parent and the Borrower by the Agent or any Lender.

     SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any amount in respect of any Indebtedness (other than Indebtedness described in Section 8.1.1 and, if timely repaid in full to avoid default with respect thereto or repurchased as required by the terms thereof, Indebtedness Required to be Refinanced) of the Parent or any of its Subsidiaries in an aggregate principal amount of more than $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness (other than any Indebtedness Required to be Refinanced contemporaneously repaid in full or repurchased as required by the terms thereof) in an aggregate principal amount of more than $10,000,000 if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Parent or any of its Subsidiaries and shall remain unsatisfied and either:

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed; or

          (b) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

          (a) the institution of any steps by the Parent, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Parent or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, which would or could be reasonably expected to result in a Materially Adverse Effect; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

     SECTION 8.1.8. Bankruptcy, Insolvency, etc. The Parent, the Borrower or any of its Significant Subsidiaries shall:

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that the Parent and each Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Credit Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Parent or any of its Subsidiaries, and, if any such case or proceeding is not commenced by the Parent or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Parent or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that the Parent and each Subsidiary hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Credit Documents; or

         (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.9. Change of Control. An Impermissible Change of Control shall occur.

     SECTION 8.1.10. Credit Document Ceases to Bind. Any Credit Document ceases to be the legal, valid and binding obligation of the Parent or the Borrower, as the case may be, enforceable against the Parent or the Borrower, as the case may be, in accordance with its terms, for any reason.

     SECTION 8.2.  Action if Bankruptcy.  If any Event of Default described in
Section 8.1.8 shall occur with respect to the Parent or any Subsidiary, the Commitments (if not theretofore terminated) shall automatically terminate, the Stated Maturity Date shall automatically be accelerated and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.1.8 with respect to the Parent or any Subsidiary thereof) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Parent and the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, the Stated Maturity Date to be accelerated and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, and/or, as the case may be, the Commitments shall terminate, without further notice, demand or presentment, which the Parent and the Borrower hereby waive to the fullest extent permitted by Applicable Law.

                                  ARTICLE IX
                                  THE AGENT

     SECTION 9.1. Actions. Each Lender hereby appoints BankAmerica as its Agent under and for purposes of this Agreement and each other Credit Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement and each other Credit Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section 9.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement and any other Credit Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Parent and the Borrower. The Agent shall not be required to take any action hereunder or under any other Credit Document, or to prosecute or defend any suit in respect of this Agreement or any other Credit Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the determination of the Agent inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     SECTION 9.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Chicago time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, (a) such Lender agrees to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at an interest rate equal for the first 3 days of such period to the Federal Funds Rate from time to time in effect and thereafter at the interest rate applicable at the time to Loans comprising such Borrowing, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent under the Rules for Interbank Cooperation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time and (b) the Borrower agrees to repay to the Agent forthwith upon demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 9.3. Exculpation. Neither the Agent nor any of its respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Credit Document, or in connection herewith or therewith, except for their own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Credit Document nor to make any inquiry respecting the performance by the Parent or the Borrower of their respective obligations hereunder or under any other Credit Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Parent and the Borrower and all Lenders, such resignation to be effective upon the appointment of a successor Agent as provided below. If the Agent at any time shall resign, the Required Lenders may appoint another Lender, which (so long as no Default has occurred and is continuing) shall be reasonably acceptable to the Parent and the Borrower, as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which (so long as no Default has occurred and is continuing) shall be reasonably acceptable to the Parent and the Borrower, and which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of:

         (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

         (b)  Sections 10.3 and 10.4 shall continue to inure to its benefit.

     SECTION 9.5. Loans by Agent. The Agent shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Parent or the Borrower or any Subsidiary or Affiliate thereof as if BankAmerica was not the Agent hereunder.

     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Parent and the Borrower, this Agreement, the other Credit Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Credit Document.

     SECTION 9.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Parent or the Borrower pursuant to this Agreement (unless concurrently delivered to the Lenders by the Parent or the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Parent or the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement. To the extent otherwise permitted hereunder, the Agent will request of the Parent or the Borrower any information reasonably requested by any Lender.


                                  ARTICLE X
                          MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Credit Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Parent and the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (b) modify this Section 10.1, change the definition of "Required Lenders", increase the Total Commitment Amount or the Percentage of any Lender, reduce or extend the due date of any fees described in Article III or extend the Commitment Termination Date or the Final Maturity Date shall be made without the consent of each Lender;

          (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Contract Loan (or reduce the principal amount of or rate of interest on any Contract
     Loan) shall be made without the consent of each Lender; or

          (d) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent.

     No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Parent or the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Credit Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. All remedies of the Agent and the Lenders under the Credit Documents and Applicable Law are cumulative and remain available until the Obligations shall have been paid in full.

     SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Credit Document shall be in writing or by Telex or by facsimile and addressed, delivered or transmitted to such party at its address, Telex or facsimile number set forth below its signature hereto or set forth in the Assignment Agreement or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (if such transmittal is confirmed by answerback in the case of Telexes and telephone in the case of facsimiles).

     SECTION 10.3. Payment of Costs and Expenses. The Parent and the Borrower agree to pay on demand all reasonable expenses of the Agent (including the reasonable fees and charges of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Credit Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Credit Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

          (b) the preparation and review of the form of this Agreement or any other Credit Document.

The Parent and the Borrower further agree to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp, documentary or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Credit Document. The Parent and the Borrower also agree to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or

"work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Parent and the Borrower hereby indemnify, exonerate and hold the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, whether arising at law or by statute, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and charges (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the entering into and performance of this Agreement and any other Credit Document by any of the Indemnified Parties (including any action brought by or on behalf of the Parent or the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing but excluding any otherwise Indemnified Liabilities in respect of which the Parent or the Borrower, as the case may be, shall have finally prevailed in an action or other proceeding by or against any Lender in respect of any additional or other amount claimed by such Lender under
     Article IV) or which solely arise from or are solely attributable to a Lender's willful failure to make a Loan required to be made hereunder;

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Parent or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto of which investigation, litigation or proceeding each Indemnified Party shall notify the Parent or the Borrower reasonably promptly after a Responsible Officer of such Indemnified Party shall learn thereof;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Parent or the Borrower or any Subsidiary thereof of any Hazardous Material of which investigation, litigation or proceeding each Indemnified Party shall notify the Parent or the Borrower reasonably promptly after a Responsible Officer of such Indemnified Party shall learn thereof; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Parent or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Parent or such Subsidiary, except for any such Indemnified Liabilities finally determined by a court of competent jurisdiction to have arisen for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. Where two or more Indemnified Parties are subject to the same action or proceeding they will, to the extent practicable and permitted under applicable professional legal ethical rules, engage but one law firm to represent such Indemnified Parties. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Parent and the Borrower hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.

     SECTION 10.5. Survival. The obligations of the Parent and the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Parent and the Borrower in this Agreement and in each other Credit Document shall survive the execution and delivery of this Agreement and each such other Credit Document.

     SECTION 10.6. Severability. Any provision of this Agreement or any other Credit Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Credit Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of this Agreement and of each other Credit Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Credit

Document or any provisions hereof or thereof.

     SECTION 10.8. Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement and the other Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

          (a) neither the Parent nor the Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

     SECTION 10.11. Sale and Transfer of Contract Loans and Commitment; Participations in Contract Loans. Each Lender may assign, or sell participations in, its Contract Loans and Commitment to one or more other Persons in accordance with this Section 10.11.

     SECTION 10.11.1.  Assignments.  Any Lender,

          (a) with notice to the Parent and the Borrower and the Agent and with the written consent of the Agent (which consent shall not be unreasonably delayed or withheld), may at any time assign and delegate to one or more Eligible Assignees, and

          (b) with notice to the Parent and the Borrower and the Agent, but without the consent of the Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any portion of such Lender's Commitment and the rights and obligations related thereto under this Agreement and the other Credit Documents; provided that

               (i) any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6,

               (ii) no such assignment and delegation of a portion of such Lender's Commitment or Contract Loans shall be in a principal amount of less than the Minimum Assignment Amount, unless such assignment and delegation is made to another Lender or the Parent and the Borrower shall consent thereto,

               (iii) no Lender may make any assignment and delegation unless after giving effect thereto such Lender either (A) has no Commitment or (B) would continue to have a Commitment of not less than the Minimum Retained Amount unless the Parent and the Borrower shall consent thereto,

               (iv) each such assignment and delegation shall be of a constant, and not a varying, percentage of the assigning Lender's Commitment and Contract Loans and such Lender's rights and assignable obligations with respect thereto; and

               (v) the Borrower and the Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                    (A) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Parent and the Borrower and the Agent by such Lender and such Assignee Lender,

                    (B) such Assignee Lender shall have executed and delivered to the Borrower and the Agent an Assignment Agreement, accepted by the Agent, which acceptance the Agent shall not unreasonably withhold or delay, and

                    (C) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the Bid Trust Agreement and to the extent of the Commitment and, if any, Contract Loan(s) and related rights and obligations assigned and delegated to such Assignee Lender in connection with such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Credit Documents, and (y) the assignor Lender, to the extent of the Commitment and, if any, Contract Loan(s) and related rights and obligations assigned and delegated by it in connection with such Assignment Agreement, shall be released from its obligations hereunder and under the other Credit Documents. Accrued interest on assigned Obligations, and accrued fees, shall be paid as provided in the Assignment Agreement or, if the Assignment Agreement does not so provide, to the relevant Assignee Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Assignment Agreement in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void.

     SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more Persons (each such Person being herein called a "Participant") participating interests in any of the Contract Loans, Commitment, or other interests of such Lender hereunder; provided that

          (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Credit Document and such Lender shall be fully entitled to the benefits of this Agreement, including under Articles IV and X, as if no such participation had been sold,

          (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations,

          (c) the Parent and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Credit Documents,

          (d) such Lender may not agree with any Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, that such Participant shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any action which would modify Section 10.1, change the definition of "Required Lenders", increase the Total Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, or extend the final scheduled due date for, or reduce the amount of, principal of or interest on any Contract Loan, and

          (e) the Borrower shall not be required to pay any amount under Sections 4.3, 4.5 and 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

     SECTION 10.11.3. Federal Reserve Bank Assignments. Notwithstanding anything to the contrary contained or implied herein, any Lender may assign and pledge all or any portion of its Commitment and Loans, if any, and other rights related thereto to a Federal Reserve Bank; provided that such an assignment shall not relieve such Lender from its obligations hereunder. If, in order to effect such an assignment or pledge, a Lender requires a promissory note evidencing such Loans, then the Borrower will execute and deliver to such Lender a promissory note payable to the order of such Lender in a maximum principal amount equal, in the case of Contract Loans, to such Lender's then Commitment, and in the case of Bid Loans, the aggregate principal amount thereof and otherwise in the form of Exhibit A-1 or A-2, as the case may be, promptly following such Lender's request therefor. From and after the execution and delivery of such promissory note, such Lenders' Contract Loans or Bid Loans, as the case may be, shall be evidenced thereby and not by the Contract Note or the Bid Note, as the case may be.

     SECTION 10.12. Confidentiality. The Agent and the Lenders shall hold all non-public information (which has been identified as such by the Parent or the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide prospective Eligible Assignee or Participant or any other Person acquiring an interest in any Loan by operation of law (a "Transferee") or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that:

          (a) unless specifically prohibited by Applicable Law, each Lender shall notify the Parent and the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

          (b) prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide prospective Eligible Assignee or Participant or Transferee receiving a disclosure of non-public information to agree in writing:

               (i)  to be bound by this Section 10.12; and

               (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and

          (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Parent or the Borrower or any Subsidiary thereof.

     SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Credit Document, with the Parent or the Borrower or any Affiliate thereof in which the Parent or the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE PARENT OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE, SITTING IN NEW YORK CITY; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE PARENT AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE, SITTING IN NEW YORK CITY FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARENT AND THE BORROWER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE

PARENT AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY OR EITHER OF THEM MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PARENT OR THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PARENT AND THE BORROWER HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

     SECTION 10.15. Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE PARENT AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE PARENT OR THE BORROWER. THE PARENT AND THE BORROWER ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER CREDIT DOCUMENT.

     SECTION 10.16. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any Applicable Law.

     SECTION 10.17. Bid Trust Agreement Terminated. The Bid Trust Agreement (as defined in the Existing Credit Agreement) is hereby terminated.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                    BORROWER:
                    --------
                         BERGEN BRUNSWIG DRUG COMPANY



                         By   /s/ Eric J. Schmitt
                           ---------------------------------
                           Title:  Vice President, Treasurer

                         Address:

                              4000 Metropolitan Drive
                              Orange, California  92668

                         Telephone No.:  (714) 385-4000
                         Facsimile No.:  (714) 385-8808
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Eric J. Schmitt
                                     Vice President, Treasurer


                    PARENT:
                    -------
                         BERGEN BRUNSWIG CORPORATION



                         By   /s/ Neil F. Dimick
                           ---------------------------------
                           Title:  Executive Vice President,
                                   Chief Financial Officer

                         Address:

                              4000 Metropolitan Drive
                              Orange, California  92668

                         Telephone No.:  (714) 385-4000
                         Facsimile No.:  (714) 978-7415
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Neil F. Dimick
                                     Executive Vice President,
                                     Chief Financial Officer

                    AGENT:
                    ------
                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION, as Agent



                         By   /s/ James Hinson
                           ---------------------------------
                           Title:  Vice President

                         Address:

                              Global Agency #5596
                              1455 Market Street
                              12th Floor
                              San Francisco, California  94103

                         Telephone No.:  (415) 622-6188
                         Facsimile No.:  (415) 622-4894

                         Attention:  James Hinson
                                     Agency Management Services

                    LENDERS:
                    -------
PERCENTAGE
- ----------
13.142857143%            BANK OF AMERICA ILLINOIS



                         By   /s/  Brian Jackson
                           ---------------------------------
                           Title: Executive Vice President

                         Domestic Office:

                              231 South LaSalle Street
                              Chicago, Illinois  60697

                         Telephone No.:  (312) 828-8938
                         Facsimile No.:  (312) 987-5896
                                         (312) 987-5891
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Virginia Marroquin

                         Eurodollar Office:

                              231 South LaSalle Street
                              Chicago, Illinois  60697

                         Telephone No.:  (312) 828-8938
                         Facsimile No.:  (312) 987-5896
                                         (312) 987-5891
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Virginia Marroquin

PERCENTAGE
- ----------
7.142857143%             THE BANK OF NEW YORK



                         By   /s/ Lisa Y. Brown
                           ---------------------------------
                           Title: Vice President

                         Domestic Office:

                              One Wall Street
                              22nd Floor
                              New York, New York  10286

                         Telephone No.:  (212) 635-6743
                         Facsimile No.:  (212) 635-6877
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Rebecca S. Kyman

                         Eurodollar Office:

                              One Wall Street
                              22nd Floor
                              New York, New York  10286

                         Telephone No.:  (212) 635-6743
                         Facsimile No.:  (212) 635-6877
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Rebecca S. Kyman

PERCENTAGE
- ----------
7.142857143%             CHEMICAL BANK



                         By   /s/  Hans B. Von Nolde
                           ---------------------------------
                           Title:

                         Domestic Office:

                              270 Park Avenue
                              10th Floor
                              New York, New York  10017

                         Telephone No.:  (212) 270-3052
                         Facsimile No.:  (212) 270-3279
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Robert L. Parker

                         Eurodollar Office:

                              270 Park Avenue
                              10th Floor
                              New York, New York  10017

                         Telephone No.:  (212) 270-3052
                         Facsimile No.:  (212) 270-3279
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Robert L. Parker

PERCENTAGE
- ----------
7.142857143%             CREDIT LYONNAIS CAYMAN ISLAND BRANCH



                         By   /s/ Thierry F. Vincent
                           ---------------------------------
                           Title: Authorized Signature


                         CREDIT LYONNAIS LOS ANGELES BRANCH



                         By   /s/ Thierry F. Vincent
                           ---------------------------------
                           Title: Vice President

                         Domestic Office:

                              Credit Lyonnais Los Angeles Branch
                              515 South Flower Street
                              22nd Floor
                              Los Angeles, California  90071

                         Telephone No.:  (213) 362-5957
                         Facsimile No.:  (213) 623-3437
                         Telex No.:  _____6831990_____________
                                     (Answerback _CREDLAUW____)

                         Attention:  Steven Yoon

                         Eurodollar Office:

                              Credit Lyonnais Cayman Island
                                Branch
                              c/o Credit Lyonnais Los Angeles
                                Branch
                              515 South Flower Street
                              22nd Floor
                              Los Angeles, California  90071

                         Telephone No.:  (213) 362-5957
                         Facsimile No.:  (213) 623-3437
                         Telex No.:  _____6831990_____________
                                     (Answerback __CREDLAUW___)

                         Attention:  Steven Yoon

PERCENTAGE
- ----------
7.142857143%             CREDIT SUISSE



                         By /s/ Marilou Palenzuela    /s/ Deborah Shea
                           -------------------------------------------
                           Title: Member of Senior        Associate
                                  Management

                         Domestic Office:

                              633 West Fifth Street
                              Los Angeles, California  90071

                         Telephone No.:  (213) 955-8276
                         Facsimile No.:  (213) 955-8245
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Deborah Shea

                         Eurodollar Office:

                              633 West Fifth Street
                              Los Angeles, California  90071

                         Telephone No.:  (213) 955-8276
                         Facsimile No.:  (213) 955-8245
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Deborah Shea

PERCENTAGE
- ----------
6.571428571%             FIRST INTERSTATE BANK OF CALIFORNIA



                         By /s/ Daniel H. Hom    /s/ Gregory P. Brown
                           -------------------------------------------
                           Title: Vice President     Vice President

                         Domestic Office:

                              FICAL Commercial Loan Service
                                Center
                              1055 Wilshire Boulevard
                              B10-6
                              Los Angeles, California  90017

                         Telephone No.:  (213) 614-3368
                         Facsimile No.:  (213) 614-2569
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Daniel H. Hom

                         Eurodollar Office:

                              FICAL Commercial Loan Service
                                Center
                              1055 Wilshire Boulevard
                              B10-6
                              Los Angeles, California  90017

                         Telephone No.:  (213) 614-3368
                         Facsimile No.:  (213) 614-2569
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Daniel H. Hom

PERCENTAGE
- ----------
10.285714286%            PNC BANK, NATIONAL ASSOCIATION



                         By   /s/ Anthony L. Trunzo
                           -------------------------------------------
                           Title: Vice President

                         Domestic Office:

                              55 South Lake Avenue
                              Suite 650
                              Pasadena, California  91101

                         Telephone No.:  (818) 568-9423
                         Facsimile No.:  (818) 568-0653
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Anthony L. Trunzo

                         Eurodollar Office:

                              55 South Lake Avenue
                              Suite 650
                              Pasadena, California  91101

                         Telephone No.:  (818) 568-9423
                         Facsimile No.:  (818) 568-0653
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Anthony L. Trunzo

PERCENTAGE
- ----------
7.142857143%             SOCIETE GENERALE, LOS ANGELES BRANCH



                         By   /s/ George Chen
                           -------------------------------------------
                           Title:  V.P.

                         Domestic Office:

                              2029 Century Park East
                              Suite 2900
                              Los Angeles, California  90067

                         Telephone No.:  (310) 788-7105
                         Facsimile No.:  (310) 551-1537
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  George Chen
                                     David Bird

                         Eurodollar Office:

                              2029 Century Park East
                              Suite 2900
                              Los Angeles, California  90067

                         Telephone No.:  (310) 788-7105
                         Facsimile No.:  (310) 551-1537
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  George Chen
                                     David Bird

PERCENTAGE
- ----------
10.285714286%            TORONTO DOMINION (TEXAS), INC.



                         By   /s/ Warren Finlay
                           -------------------------------------------
                           Title:  Vice President

                         Domestic Office:

                              909 Fannin Street
                              17th Floor
                              Houston, Texas  77010

                         Telephone No.:  (713) 653-8244
                         Facsimile No.:  (713) 951-9921

                         Attention:  Jano Mott

                         Eurodollar Office:

                              909 Fannin Street
                              17th Floor
                              Houston, Texas  77010

                         Telephone No.:  (713) 653-8244
                         Facsimile No.:  (713) 951-9921

                         Attention:  Jano Mott

PERCENTAGE

7.142857143%             TRUST COMPANY BANK
- ------------


                         By   /s/  Frank Bennett
                           -------------------------------------------
                           Title:  Vice President



                         By   /s/  Kim Coleman
                           -------------------------------------------
                           Title:  Banking Officer

                         Domestic Office:

                              25 Park Place
                              Mail Center 124
                              Atlanta, Georgia  30303

                         Telephone No.:  (404) 588-7715
                         Facsimile No.:  (404) 827-6270
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Frank Bennett

                         Eurodollar Office:

                              25 Park Place
                              Mail Center 124
                              Atlanta, Georgia  30303

                         Telephone No.:  (404) 588-7715
                         Facsimile No.:  (404) 827-6270
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  Frank Bennett

PERCENTAGE

10.285714286%            WACHOVIA BANK OF GEORGIA, N.A.



                         By   /s/ Dave Gaines
                           -------------------------------------------
                           Title: Senior Vice President

                         Domestic Office:

                              191 Peachtree Street NE
                              Mail Code 370
                              Atlanta, Georgia  30303

                         Telephone No.:  (404) 332-5760
                         Facsimile No.:  (404) 332-6898
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  William H. Duncan

                         Eurodollar Office:

                              191 Peachtree Street NE
                              Mail Code 370
                              Atlanta, Georgia  30303

                         Telephone No.:  (404) 332-5760
                         Facsimile No.:  (404) 332-6898
                         Telex No.:  _________________________
                                     (Answerback _____________)

                         Attention:  William H. Duncan

PERCENTAGE
- -----------
6.571428571%             WELLS FARGO BANK, N.A.



                         By   /s/ David Neuman
                           -------------------------------------------
                           Title:

                         Domestic Office:

                              420 Montgomery Street
                              MAC 0101-091
                              San Francisco, California  94163

                         Telephone No.:  (415) 396-4067
                         Facsimile No.:  (415) 421-1352
                         Telex No.:  ___184904________________
                                     (Answerback ___WELLS UT__)

                         Attention:  David Neumann

                         Eurodollar Office:

                              420 Montgomery Street
                              MAC 0101-091
                              San Francisco, California  94163

                         Telephone No.:  (415) 396-4067
                         Facsimile No.:  (415) 421-1352
                         Telex No.:  ___184904________________
                                     (Answerback ___WELLS UT__)

                         Attention:  David Neumann


____
100%

                                                                      SCHEDULE I



                                  DEFINED TERMS
                                  -------------

     Affected Lender" means (x) any Lender that has given notice to the Borrower pursuant to or is entitled to the benefits of Section 4.1, 4.3, 4.4, 4.5 or 4.6 if, as a result thereof, the Parent and the Borrower have become obligated to pay such Lender material amounts, or the obligations of such Lender to make or continue, or convert Loans into, Eurodollar Rate Loans has been suspended, (y) any Lender that the Parent and the Borrower reasonably believe will not make its Loan(s) as a result of such Lender's determination that the conditions precedent to a Borrowing will not be satisfied, or (z) any Lender that has willfully failed to make any Loan required to be made hereunder if such failure shall continue for at least 2 Business Days after the Parent and the Borrower shall have given written notice thereof to such Lender.

     "Affecting Event" means the event or condition giving rise to a notice under Section 4.1, 4.3, 4.4, 4.5 or 4.6 from any Affected Lender.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). For purposes of this definition of the term "Affiliate", a Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 9.4.

     "Agent's Fee Letter" means the fee letter agreement between the Parent and the Borrower and BankAmerica, dated October 6, 1994.

     "Agreement" means the Credit Agreement to which this Schedule is attached, including this Schedule and the other Schedules and Exhibits thereto.

     "Amendment Effective Date" is defined in the preamble.

     "Applicable Law" means, relative to any Person or matter, any law, rule, regulation, order, decree, subpoena or other requirement having the force of law relating to such Person or matter and, if applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

     "Applicable Margin" means, relative to any Base Rate Loan or Eurodollar Rate Loan, the applicable margin percentage per annum set forth in the table below based on the Parent's then Senior Debt Rating:

                                   Base Rate      Eurodollar
     Senior Debt Rating            Loan %         Rate Loan %
     ------------------            ---------      -----------
     Moody's        S&P
     -------        ----
     A2 or higher   A or higher         0              0.175
     A3             A-                  0              0.200
     Baa1           BBB+                0              0.225
     Baa2           BBB                 0              0.250
     Baa3           BBB-                0              0.300
     Below Baa3     Below BBB-          0.5            0.450

; provided that, for purposes of determining such applicable margin, if Moody's and S&P have split Senior Debt Ratings with a difference of only one rating tier, the higher Senior Debt Rating will be determinative and the lower Senior Debt Rating will be disregarded; and provided, further, that if Moody's and S&P have split Senior Debt Ratings with a difference of more than one rating tier, one rating tier below the higher Senior Debt Rating will be determinative and both Senior Debt Ratings will be disregarded.

     "Assignee Lender" is defined in Section 10.11.1.

     "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit F.

     "Authorized Officer" means, relative to the Parent or the Borrower, as the case may be, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

     "BankAmerica" is defined in the preamble.

     "Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of:

          (a) the rate of interest most recently announced by BankAmerica at its Domestic Office as its reference rate for Dollar loans; and

          (b) the Federal Funds Rate most recently determined by the Agent plus 0.50%.

The Base Rate is not necessarily intended to be the lowest rate of interest in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Base Rate. The Agent will give notice promptly to the Parent and the Borrower and the Lenders of changes in the Base Rate.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

     "Beneficial Owner" shall have the meaning assigned thereto in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as in effect on the date hereof.

     "Bid Acknowledgement" means an acknowledgement, duly completed and executed by an authorized Officer of the Borrower, of the Borrower's acceptance of a Bid Offer, substantially in the form of Exhibit B-3.

     "Bid Borrowing" means Bid Loans having the same Stated Maturity Date and made on the same Business Day by one or more Lenders pursuant to the same Bid Borrowing Request.

     "Bid Borrowing Request" means a Bid Offer request and certificate, duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1.

     "Bid Loan" means a Loan made by a Lender to the Borrower as a result of the procedure set forth in Section 2.7 and includes any Bid Loan outstanding on the Amendment Effective Date.

     "Bid Offer" means an Offer by a Lender to make a Bid Loan, substantially in the form of Exhibit B-2.

     "Bid Note" is defined in Section 2.6.2.

     "Bid Rate" means, relative to any Bid Loan of any Lender, the fixed rate of interest (expressed to the nearest 1/10,000 of 1%) offered by such Lender in its Bid Offer to make such Bid Loan.

     "Borrower" is defined in the preamble.

     "Borrowing" means a Bid Borrowing, a Contract Borrowing or a Swing Borrowing, as the context may require or allow.

     "Borrowing Request" means a Bid Borrowing Request, a Contract Borrowing Request or a Swing Borrowing Request, as the context may require or allow.

     "Business Day" means:

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois or New York, New York; and

          (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Rate Loans, any day on which dealings in Dollars are carried on in the New York interbank market.

     "Capitalized Lease Liabilities" means all monetary obligations of the Parent and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Code" means the Internal Revenue Code of 1986.

     "Commitment" is defined in Section 2.1.1.

     "Commitment Termination Date" means the earliest of:

          (a)  September 30, 1997;

          (b) the date on which the Total Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Commitments of all Lenders shall terminate automatically and without any further action.

     "Commitment Termination Event" means:

          (a) the occurrence of any Event of Default described in Section 8.1.8 with respect to the Parent, the Borrower or any Significant Subsidiary; or

          (b) the occurrence and continuance of any other Event of Default which has not been cured and either

               (i) the declaration of the Contract Loans to be due and payable pursuant to Section 8.3, or

               (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Parent and the Borrower that the Commitments have been terminated.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor or purchaser of assets against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire any Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment or pledge other than for value received. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be determined in accordance with GAAP.

     "Continuing Director" means a director of the Parent who either (a) was a member of the Parent's board of directors before the Amendment Effective Date and has been such continuously thereafter or (b) became a director after the Amendment Effective Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Directors then members of the Parent's board of directors.

     "Contract Borrowing" means Contract Loans of the same type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by all Lenders on the same Business Day pursuant to the same Contract Borrowing Request pursuant to Section 2.1.

     "Contract Borrowing Request" means a loan request and certificate, duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-1.

     "Contract Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-2.

     "Contract Loan" is defined in Section 2.1.1.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under section 414(b) or 414(c) of the Code or section 4001 of ERISA.

     "Credit Document" means this Agreement, each Note, the Guaranty and each other agreement, document or instrument delivered in connection with this Agreement, each Note and the Guaranty.

     "Debt" of any Person means any Indebtedness of such Person of the type described in clause (a) or (c) of the definition thereof or any Contingent Liability of such Person in respect of such Indebtedness.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disclosure Schedule" means the Disclosure Schedule attached to the Agreement as Schedule II, as it may be amended, supplemented or otherwise modified from time to time by the Parent and the Borrower with the written consent of the Agent and the Required Lenders.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Assignment Agreement or such other office of a Lender within the United States as may be designated from time to time by notice from such Lender to the Parent and the Borrower and the Agent.

     "EBIT" means, for any period, consolidated earnings before interest and taxes of the Parent and its Subsidiaries for such period.

     "Eligible Assignee" means a bank, thrift, insurance company, finance company, investment fund, money market mutual fund or similar Person incorporated or organized under the laws of the United States of America, any state or other political subdivision thereof or another member country of the OECD.

     "Environmental Laws" means all applicable Federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "Eurodollar Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Parent and the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Rate Loans of such Lender hereunder.

     "Eurodollar Rate" means, relative to any Contract Loan to be made, continued or maintained as, or converted into, a Eurodollar Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the average of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender's Eurodollar Office in the New York interbank market as at or about 10:00 a.m., Chicago time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Reference Lender's Eurodollar Rate Loan and for a period approximately equal to such Interest Period.

     "Eurodollar Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate.

     "Event of Default" is defined in Section 8.1.

     "Facility Rate" means, at any time, the percentage rate set forth in the table below based on the Parent's then Senior Debt Rating:

          Senior Debt Rating                 Percentage Rate
          -------------------------------    ---------------
          Moody's             S&P
          --------            -----------
          A2 or higher        A or higher         0.075
          A3                  A-                  0.100
          Baa1                BBB+                0.125
          Baa2                BBB                 0.150
          Baa3                BBB-                0.200
          Below Baa3          Below BBB-          0.300

; provided that, for purposes of determining such percentage rate, if Moody's and S&P have split Senior Debt Ratings with a difference of only one rating tier, the higher Senior Debt Rating shall be determinative and the lower Senior Debt Rating shall be disregarded; and provided, further, if Moody's and S&P have split Senior Debt Ratings with a difference of more than one rating tier, one rating tier below the higher Senior Debt Rating will be determinative and both Senior Debt Ratings will be disregarded.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

          (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at 10:00 a.m., New York time, for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Final Maturity Date" means the earlier of:

          (a)  September 30, 1997; and

          (b) the date to which the Final Maturity Date may be accelerated pursuant to Section 8.2 or 8.3.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on September 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1994 Fiscal Year") refer to the Fiscal Year ending on the September 30 occurring during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System.

     "Funded Debt" means, on any date, the consolidated long-term Debt of the Parent and its Subsidiaries including current maturities of such long-term Debt, but excluding intercompany Debt, on such date.

     "GAAP" means generally accepted accounting principles applied in the preparation of the financial statements of the Parent and its Subsidiaries required pursuant to Section 7.1.1(b).

     "General Corporate Purposes" means, subject to the terms and conditions of this Agreement, making or financing any payment for or in respect of working capital, capital expenditures, acquisitions, stock repurchases, refinancing Indebtedness or any other general corporate purpose.

     "Guaranty" means a guaranty of the Parent, in the form of Exhibit D, of the Indebtedness and other Obligations of the Borrower under this Agreement, each Note and the other Credit Documents to which it is a party.

     "Hazardous Material" means:

          (a)  any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local statute, law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedging Obligations" means all monetary obligations under any interest rate protection agreement or currency exchange agreement or similar agreement providing for the protection against fluctuations in interest or currency exchange rates.

     "Impermissible Change in Control" means any of the following shall occur:

          (a) the Borrower shall cease for any reason to be a wholly-owned Subsidiary of the Parent;

          (b) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934) shall be or become the Beneficial Owner of issued and outstanding capital stock of the Parent representing 20% or more of the voting power in elections for directors of the Parent on a fully diluted basis (other than
     (x) Robert E. Martini or the estate of Emil Martini or (y) solely as a result of the conversion of the Parent's Class B common stock outstanding on the date hereof into Class A common stock of the Parent);

          (c) a majority of the Parent's board of directors shall cease to be comprised of Continuing Directors; or

          (d) any event or condition relating to a change of control of the Parent or the Borrower which requires or permits the holder or holders of Indebtedness of the Parent or any of its Subsidiaries in an aggregate principal amount of $10,000,000 or more, or any agent or trustee for such holders, to require the purchase or repurchase of such Indebtedness prior to its expressed maturity from such holder or holders.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Parent, any qualification or exception to such opinion or certification:

          (a)  which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.3.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;


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          (b)  all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d)  net liabilities of such Person under all Hedging Obligations;

          (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Interest Coverage Ratio" means, for any period, the ratio of

                (i)  EBIT for such period

     to

               (ii)  interest expense for such period.

     "Interest Period" means, relative to any Eurodollar Rate Loans, the period from the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to Section 2.3 or 2.4 to the day which numerically corresponds to such date that is one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided that:

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than 5 different dates in respect of Eurodollar Rate Loans;

          (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurodollar Rate Loans, such next following Business Day is the first Business Day of the next calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (c)  no Interest Period may end later than the Final Maturity Date.

     "Lenders" is defined in the preamble.

     "Leverage Ratio" means, on any date, the ratio of Funded Debt of the Parent and its Subsidiaries on such date to Total Capital of the Parent and its Subsidiaries on such date.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), lessor's interest under a capitalized lease, charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan" means a Bid Loan or a Contract Loan, as the context may require or allow.

     "Margin Stock" means "margin stock" within the meaning of Regulation U of the F.R.S. Board.

     "Materially Adverse Effect" means a materially adverse change (i) in the consolidated condition (financial or otherwise), business, operations or prospects of the Parent and its Subsidiaries taken as a whole since September 30, 1993 or (ii) in the ability of the Parent or the Borrower to duly and punctually pay and perform their respective Obligations.

     "Minimum Assignment Amount" means $10,000,000 (or, if less, 5% of the Commitments then in effect of all Lenders).

     "Minimum Net Worth Target" means, on any date, the sum of (a) $350,000,000 plus (b) an amount equal to 50% of cumulative consolidated positive earnings of the Parent and its Subsidiaries after August 31, 1992.

     "Minimum Retained Amount" means $10,000,000 or, if less, 5% of the Commitments then in effect of all Lenders.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Asset Sale Proceeds" means the net cash proceeds (i.e., gross cash proceeds minus reasonable related costs and expenses and related taxes thereon) received in connection with a Permitted Asset Sale described in clause (a) of the definition thereof.

     "Net Worth" means, on any date, the consolidated net worth of the Parent and its Subsidiaries as is or would be shown on the consolidated balance sheet of the Parent and its Subsidiaries as of such date in accordance with GAAP.

     "Note" means the Bid Note, the Contract Note or the Swing Note, as the context may require or allow.

     "Obligations" means all obligations (monetary or otherwise) of the Parent and the Borrower arising under or in connection with this Agreement, the Notes, the Guaranty and each other Credit Document.

     "OECD" means the Organization for Economic Cooperation and Development.

     "Organic Document" means, relative to the Parent or the Borrower, as the case may be, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "Participant" is defined in Section 10.11.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Parent or any corporation, trade or business that is, along with the Parent, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender at any time, the portion (expressed as a percentage) of the then Total Commitment Amount representing such Lender's then Commitment, being initially the percentage set forth against its signature hereto or, if such Lender has executed an Assignment Agreement, as indicated on the most recent Assignment Agreement executed by such Lender.

     "Permitted Asset Sale" means any of the following:

          (a) any sale or other disposition by the Parent and its Subsidiaries the proceeds of which, when added to the aggregate proceeds of all other such sales or dispositions (other than any Permitted Receivables Transaction or any sale or disposition of the kind described in clause (c) or (d) of this definition) after the date hereof, exceeds an amount equal to 15% of the Parent's Net Worth on the Amendment Effective Date, if an amount equal to 75% of the Net Asset Sale Proceeds therefrom is used to repay Loans pursuant to Section 3.1.1(c) and/or results in a reduction of the Total Commitment Amount pursuant to Section 2.2.2;

          (b) any sale or other disposition by the Parent and its Subsidiaries the proceeds of which, when added to the aggregate proceeds of all other such sales or dispositions (other than any Permitted Receivables Transaction or any sale or disposition of the kind described in clause (c) or (d) of this definition) after the date hereof, does not exceed an amount equal to 15% of the Parent's Net Worth on the Amendment Effective Date;

          (c) any sale or other disposition of inventory in the ordinary course of business; and

          (d) any sale or other disposition of any property which is obsolete or replaced with similar property substantially contemporaneously therewith.

     "Permitted Receivables Transaction" means any sale or financing pursuant to that certain Receivables Purchase Agreement, dated as of August 29, 1991, between the Borrower and Continental Bank or that certain Note Purchase Agreement, dated as of February 1, 1992, among the Parent, the Borrower and Trust Company Bank, in each case as amended or modified and in effect or replaced, refunded or refinanced from time to time.

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Quarterly Payment Date" means the last day of each February, May, August and November or, if any such day is not a Business Day, the next succeeding Business Day.

     "Reference Lender" means BankAmerica and up to two other Lenders nominated as Reference Lenders from time to time by BankAmerica.

     "Release" means a "release", as such term is defined in CERCLA.

     "Replacement Lender" is defined in Section 4.10(b).

     "Required Lenders" means, at any time when the Commitments shall remain in effect, Lenders holding at least 66-2/3% of the then aggregate outstanding principal amount of the Contract Note, or, if no such principal amount is then outstanding, Lenders having Commitments constituting at least 66-2/3% of the Total Commitment Amount or, at any time when the Commitments of the Lenders shall have terminated pursuant to Section 8.2 or 8.3, Lenders holding at least 66-2/3% of the aggregate principal amount of the Loans then outstanding.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq.

     "Responsible Officer" means, relative to any event or condition (x) affecting or otherwise relating to the Parent or the Borrower, an officer or employee thereof who in the ordinary course of business has or exercises responsibility for events and conditions similar to such event or condition and
(y) affecting or otherwise relating to any Lender, a senior officer (such as, for example, senior vice president) who in the ordinary course of business has and exercises responsibility for events and conditions similar to such event or condition and who has customer relationship responsibility for the Parent or the Borrower.

     "Reverse Repos" means an agreement providing for the transfer of funds against the delivery at a date certain (not later than one year after such transfer) or on demand of, or a short term loan having a maturity of less than one year secured by, certificates of deposit, eligible bankers' acceptances or securities that are direct unconditional obligations of, or that are fully guaranteed as to principal and interest by, the United States of America or any agency thereof or a State or other political subdivision thereof and such other securities as may be accepted for transfer by a reputable counterparty or acceptable collateral for a loan by a financial institution.

     "S&P" means Standard & Poor's Corporation.

     "Senior Debt Rating" means, on any date, (a) the senior debt rating assigned to the Parent by Moody's and S&P or (b) if no senior debt rating has been so assigned, the Agent shall determine the Senior Debt Rating (which determination shall, absent manifest error) be conclusive and binding on the Parent and the Borrower.

     "Significant Subsidiary" means, with respect to any Person, any Subsidiary of such Person which would be a "significant subsidiary" of such Person under Regulation S-X as in effect on the date hereof of the Securities and Exchange Commission if such Person were the registrant referred to therein and the references to "10 percent" in clauses (1) and (2) of the definition thereof were to 3 percent and to "10 percent" in clause (3) of such definition were to 5 percent.

     "Stated Maturity Date" is defined in Section 2.7.1(b).

     "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person or otherwise, directly or indirectly, controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person and includes any similar entity (other than a corporation) so owned or controlled.

     For purposes of this definition of "Subsidiary", a Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Swing Borrowing" means Swing Loans made by the Agent on the same Business Day pursuant to the same Swing Borrowing Request.

     "Swing Borrowing Request" means a loan request and certificate, duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-3.

     "Swing Line" is defined in Section 2.5(a).

     "Swing Line Commitment" is defined in Section 2.5(a).

     "Swing Line Lender" means Bank of America Illinois.

     "Swing Loan" is defined in Section 2.5(a).

     "Taxes" is defined in Section 4.6.

     "Total Capital" means, on any date, the sum of (x) the consolidated Funded Debt plus (y) the Net Worth on such date.

     "Total Commitment Amount" means, on any date, $350,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Transferee" is defined in Section 10.12.

     "type" means, relative to any Contract Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.